UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Cactus, Inc.

(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cactus, Inc.
920 Memorial City Way, Suite 300
Houston, Texas 77024
(713) 626-8800
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
To the stockholders of Cactus, Inc.:

Notice is hereby given that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Cactus, Inc. (the “Company”) will be held on May 12, 2026 at 9:00 a.m. Central Time. The Annual Meeting will be a completely virtual meeting conducted exclusively via a live webcast at www.virtualshareholdermeeting.com/WHD2026. The Annual Meeting is being held for the following purposes:
1.To elect to the Company’s Board of Directors (the “Board”) the three Class II directors and the two Class III directors set forth in the accompanying Proxy Statement, each of whom will hold office until the 2027 Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal;
2.To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.To approve, on a non-binding, advisory basis, the compensation of our named executive officers as reported in the accompanying Proxy Statement;
4.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

You will be able to attend the Annual Meeting virtually, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/WHD2026 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials or on your proxy card or voting instruction form.
Holders of record of the Company’s Class A common stock (NYSE: WHD) and Class B common stock (together, the “Common Stock”) at the close of business on March 18, 2026, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. These holders will vote together as a single class on each proposal.
YOUR VOTE IS IMPORTANT. Voting promptly, regardless of the number of shares of Common Stock you own, will aid us in reducing the expense of any further proxy solicitation in connection with the Annual Meeting. We describe the proposals in more detail in the accompanying proxy statement. We encourage you to read the proxy statement in its entirety before voting.
If your shares are held in “street name,” that is, your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the bank, broker or other nominee, as your record holder, that must be followed for your record holder to vote your shares of Common Stock per your instructions. Internet voting will also be offered to stockholders holding shares of Common Stock in street name.

We urge you to review the enclosed proxy materials carefully and to submit your proxy or voting instructions as soon as possible so that your Common Stock will be represented at the Annual Meeting.

By Order of the Board of Directors,

William Marsh Executive Vice President, General Counsel and Corporate Secretary
Houston, Texas
March 31, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2026: THE NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS, THE PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2025 ARE AVAILABLE AT www.proxyvote.com.
The Notice of Internet Availability of Proxy Materials is first being mailed on or about March 31, 2026, and the proxy materials relating to the annual meeting will first be made available on or about the same date.

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Cactus, Inc.
920 Memorial City Way, Suite 300
Houston, Texas 77024
(713) 626-8800
PROXY STATEMENT
2026 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors (the “Board”) of Cactus, Inc. (the “Company”) is soliciting and requests your proxy for the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) that will be held on May 12, 2026 at 9:00 a.m. Central Time. The Annual Meeting will be a virtual meeting conducted exclusively via a live webcast at www.virtualshareholdermeeting.com/WHD2026. By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting. We are soliciting proxies from holders of our Class A common stock, par value $0.01 per share (“Class A Common Stock”) and our Class B common stock, par value $0.01 per share (“Class B Common Stock”). We refer to our Class A Common Stock and our Class B Common Stock together as our “Common Stock.”
We are a holding company that was incorporated as a Delaware corporation on February 17, 2017 for the purpose of, among other things, facilitating the Company’s initial public offering (our “IPO”). Our IPO closed on February 12, 2018. We are the sole managing member of Cactus Companies LLC (“Cactus Companies”). In this proxy statement (“Proxy Statement”), the terms “the Company,” “we,” “us,” “our” and similar terms refer to the Company and its consolidated subsidiaries, including Cactus Companies, unless the context indicates otherwise.
ABOUT THE ANNUAL MEETING
Purpose of the Annual Meeting
The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting, or any adjournment or postponement thereof.
Notice and Access of Proxy Materials
We are furnishing proxy materials to our stockholders primarily via the internet instead of mailing printed copies of those materials to each stockholder. We have elected, in accordance with the Securities and Exchange Commission’s (the “SEC”) “Notice and Access” rule, to deliver a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders and to post our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (collectively, the “proxy materials”) electronically. By doing so, we save costs and reduce the environmental impact of the Annual Meeting. The Notice is first being mailed to our stockholders on or about March 31, 2026, and the proxy materials relating to the Annual Meeting will first be made available on or about the same date. The Notice instructs you how to access and review the proxy materials and how to submit your proxy via the Internet. The Notice also instructs you how to request and receive a paper copy of the proxy materials, including a proxy card or voting instruction form, at no charge. We will not mail a paper copy of the proxy materials to you unless specifically requested to do so.
Electronic Delivery
Registered stockholders may elect to receive future Notices and proxy materials by e-mail. To sign up for electronic delivery, go to www.proxyvote.com. Stockholders who hold shares through a bank, brokerage firm or other nominee may also sign up for electronic delivery at www.proxyvote.com. In addition, stockholders who hold shares through a bank, brokerage firm or other nominee may sign up for electronic delivery by contacting their nominee. Once you sign up, you will not receive a printed copy of the notices and proxy materials, unless you request them. If you are a registered stockholder, you may suspend electronic delivery of the Notices and proxy materials at any time by dialing 1-800-579-1639. Stockholders who hold shares through a bank, brokerage firm or other nominee should contact their nominee to suspend electronic delivery.
Proposals to be Voted Upon at the Annual Meeting
At the Annual Meeting, our stockholders will be asked to consider and vote upon the following three proposals:
•Proposal ONE: To elect to the Board the three Class II directors and the two Class III directors set forth in this Proxy Statement, each of whom will hold office until our 2027 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal;
•Proposal TWO: To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•Proposal THREE: To approve, on a non-binding, advisory basis, the compensation of our named executive officers as reported in this Proxy Statement.
In addition, any other matters that properly come before the Annual Meeting, or any adjournment or postponement thereof will be considered. Management is not presently aware of any other business that might come before the Annual Meeting.
Recommendation of the Board

The Board has unanimously approved each of the proposals for inclusion in the proxy materials and recommends that you vote FOR the election to the Board of each of the director nominees (“Proposal ONE”); FOR the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal TWO”); and FOR the approval on a non-binding, advisory basis, of the compensation of our named executive officers as reported in this Proxy Statement (“Proposal THREE”).
Who May Vote

Our Class A Common Stock and Class B Common Stock are the only classes of securities that entitle holders to vote generally at meetings of the Company’s stockholders. Holders of our Common Stock will vote together as a single class on all matters presented at the Annual Meeting. Each share of Common Stock outstanding at the close of business on March 18, 2026 (the “Record Date”) entitles the holder to one vote at the Annual Meeting. On the Record Date, there were 69,415,429 shares of Class A Common Stock outstanding held by one stockholder of record and 10,758,435 shares of Class B Common Stock outstanding held by five stockholders of record (which amounts of stockholders do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).
Voting Procedures

If on the Record Date you hold shares of our Common Stock that are represented by stock certificates, or registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote via the Internet at the Annual Meeting, or prior to the Annual Meeting by telephone or through the Internet.
If you are a stockholder of record, you may vote your shares of Common Stock electronically during the live webcast for the Annual Meeting by visiting www.virtualshareholdermeeting.com/WHD2026. To enter the Annual Meeting, you will need the 16-digit control number that is printed on the Notice or proxy card you received. We recommend logging in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts. Online check-in will start approximately fifteen minutes before the meeting on May 12, 2026.
Instructions for voting prior to the Annual Meeting by using the Internet are printed on the Notice and the proxy card. In order to vote prior to the Annual Meeting through the Internet, you should have your Notice or proxy card available so you can input the required information from the Notice or proxy card, and log onto the Internet website address. When you log onto the Internet website, you will receive instructions on how to vote your shares of Common Stock. Alternatively, if you received a paper copy of the proxy materials by mail, you may vote by telephone by following the instructions on the proxy card or by completing and returning the proxy card by mail. Unless subsequently revoked, shares of Common Stock represented by a proxy submitted as described herein and received at or before the Annual Meeting will be voted in accordance with the instructions on the proxy.
Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of the Internet or telephone, or by completing and returning any proxy card you received. If you submit a proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of the Board stated in this Proxy Statement.

Any proxy given pursuant to this solicitation may be revoked by the person submitting such proxy at any time before its use by (1) delivering a written notice of revocation addressed to Cactus, Inc., Attn: General Counsel, 920 Memorial City Way, Suite 300, Houston, Texas 77024, (2) voting again by Internet or telephone, (3) completing and returning a proxy card bearing a later date or (4) voting during the live webcast for the Annual Meeting. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request.
If on the Record Date you hold shares of our Common Stock in an account with a brokerage firm, bank or other nominee, then you are a beneficial owner of the shares and hold such shares in “street name,” and these proxy materials will be provided to you by that organization. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account with them, and the nominee has enclosed or provided voting instructions for you to use in directing it how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted.
If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your shares may constitute “broker non-votes.” Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting.
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. We will report the final results in a Current Report on Form 8-K that we will file with the SEC after the Annual Meeting.
Stockholders may receive more than one set of voting materials, including multiple copies of the Notice, these proxy materials, proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one Notice. You should vote in accordance with all Notices and sets of proxy materials you receive relating to our Annual Meeting to ensure that all of your shares are counted.

Attending the Virtual Annual Meeting

You are entitled to participate in the Annual Meeting if you were a holder of Common Stock at the close of business on March 18, 2026, the Record Date, or hold a valid proxy for the meeting. To participate in the virtual meeting, including to vote and ask questions, you must access the meeting website at www.virtualshareholdermeeting.com/WHD2026, enter the 16-digit control number found on your Notice or proxy card, and follow the instructions on the website.

If your shares of Common Stock are held in street name and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, then you may participate in the virtual meeting, including to vote and ask questions, with the 16-digit access code indicated on that voting instruction form or Notice.

The meeting webcast will begin promptly at 9:00 a.m. Central Time. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, information for live technical support can be found at the meeting website at www.virtualshareholdermeeting.com/WHD2026.

We will answer questions during the Annual Meeting that are pertinent to the Company as time permits. For appropriate questions that are not otherwise addressed during the Annual Meeting, we will publish our responses on our Investor Relations website after the meeting, or communicate the relevant response directly to the submitting stockholder.
Quorum Requirement for the Annual Meeting

The presence at the Annual Meeting, whether in person or by valid proxy, of the persons holding a majority of shares of Common Stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of a quorum. On the Record Date, there were 69,415,429 shares of Class A Common Stock outstanding and 10,758,435 shares of Class B Common Stock outstanding. Abstentions (i.e., if you or your broker marks “ABSTAIN” on a proxy) and broker non-votes will be considered to be shares present at the Annual Meeting for purposes of establishing a quorum.

Broker Non-Votes
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal, and generally occur because the broker (1) does not receive voting instructions from the beneficial owner and (2) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on Proposal TWO, the ratification of our independent registered public accounting firm, for beneficial owners who have not provided voting instructions. However, without voting instructions from the beneficial owners, brokers cannot vote on “non-routine” proposals, including the proposals other than Proposal TWO.

Required Votes

Proposal ONE – Election of Directors.    Since this is an Uncontested Election (as defined in the Company’s Amended and Restated Bylaws), each director will be elected by the affirmative vote of the majority of the votes validly cast by holders of shares entitled to vote on the election of directors at the Annual Meeting. For purposes of the required vote for Proposal ONE, since this is an Uncontested Election, a majority of the votes cast means that the number of votes “for” a director must exceed the number of “withhold” or “against” votes received by that director. Since this is an Uncontested Election, if the number of shares voted “for” an incumbent director nominee does not exceed the number of “withhold” or “against” votes received by such director nominee, such director shall be deemed to have tendered his or her resignation to the Board for consideration following the certification of the election results. The Nominating and Governance Committee of the Company shall consider such resignation and make a recommendation to the Board on whether to accept or reject such director’s resignation, or whether other action should be taken. The Board shall then consider each such tendered resignation and act on each, taking into account its fiduciary duties to the Company and the stockholders. Within 90 days from the date of the certification of the election results, the Company shall publicly disclose the decision of the Board, and, if applicable, the Board’s reason for rejecting any such tendered resignation(s).

Abstentions and broker non-votes will not be counted as votes “for”, “against” or “withhold” in determining the outcome of the election of directors.
Proposal TWO – Ratification of our Independent Registered Public Accounting Firm.    Approval of the proposal to ratify the Audit Committee’s appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2026 requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to be voted on the matter at the Annual Meeting. Broker non-votes are not taken into account in determining the outcome of this proposal, and abstentions will have the effect of a vote against this proposal.

Proposal THREE – Advisory Vote on Compensation of our Named Executive Officers. Approval on a non-binding, advisory basis, of the compensation of our named executive officers as reported in this Proxy Statement requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to be voted on the matter at the Annual Meeting. Abstentions will have the effect of a vote against the proposal. Broker non-votes will have no legal effect on this proposal.
Default Voting

A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted “FOR” the election to the Board of each of the director nominees listed in Proposal ONE, “FOR” Proposal TWO, and “FOR” Proposal THREE.
If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the proxy.
Other Matters to Be Voted on at the Annual Meeting

The Board is not currently aware of any business to be acted on at the Annual Meeting other than that which is described in the Notice of the 2026 Annual Meeting of Stockholders and this Proxy Statement. If, however, other matters are properly brought to a vote at the Annual Meeting, the persons designated as proxies will have discretion to vote or to act on these matters according to their best judgment. In the event that any of the director nominees named herein becomes unable to serve, or for good cause will not serve, the persons designated as proxies will have discretion to vote for a substitute nominee selected by the Board. In the event there is a proposal to adjourn or postpone the Annual Meeting, the persons designated as proxies will have discretion to vote on that proposal.

PROPOSAL ONE:
ELECTION OF DIRECTORS
The Board has nominated (i) the following individuals for election as Class II directors of the Company: Joel Bender, Alan Semple and Tana Utley, and (ii) the following individuals for election as Class III directors of the Company: Scott Bender and Gary Rosenthal, in each case, to serve for a one-year term beginning at the Annual Meeting and expiring at our 2027 Annual Meeting of Stockholders and until they are re-elected, or their successors are elected and qualified or until their earlier death, resignation or removal.

Joel Bender, Alan Semple, Scott Bender and Gary Rosenthal are currently serving as directors of the Company.

As previously disclosed, Melissa Law, who has served as a director of the Company since 2020, and Bruce Rothstein, who has served as a director of the Company since 2011, advised the Company that they will not stand for re-election at the Annual Meeting. The Board has nominated Tana Utley as a new independent director to succeed Melissa Law. Further, effective immediately before the Annual Meeting, the size of the Board will be reduced to eight directors.

Biographical information for each director nominee is contained in the “Directors and Executive Officers” section below.
The Board has no reason to believe that its director nominees will be unable or unwilling to serve if elected. If a director nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced, or the persons acting under the proxy will vote for the election of a substitute nominee that the Board recommends.
Vote Required

Since this is an Uncontested Election (as defined in the Company’s Amended and Restated Bylaws), the election of directors in this Proposal ONE requires the affirmative vote of a majority of the votes validly cast on the election of directors. For purposes of the required vote for this Proposal ONE, since this is an Uncontested Election, a majority of the votes cast means that the number of votes “for” a director must exceed the number of “withhold” or “against” votes received by that director. Since this is an Uncontested Election, if the number of shares voted “for” an incumbent director nominee does not exceed the number of “withhold” or “against” votes received by such director nominee, such director shall be deemed to have tendered his or her resignation to the Board for consideration following the certification of the election results. The Nominating and Governance Committee of the Company shall consider such resignation and make a recommendation to the Board on whether to accept or reject such director’s resignation or whether other action should be taken. The Board shall then consider each such tendered resignation and act on each, taking into account its fiduciary duties to the Company and the stockholders. Within 90 days from the date of the certification of the election results, the Company shall publicly disclose the decision of the Board, and, if applicable, the Board’s reason for rejecting any such tendered resignation(s).

Abstentions and broker non-votes will not be counted as votes “for”, “against” or “withhold” in determining the outcome of the election of directors.
Recommendation
The Board unanimously recommends that stockholders vote FOR the election to the Board of each of the director nominees.

DIRECTORS AND EXECUTIVE OFFICERS
The director nominees, persons who will remain directors after the Annual Meeting, and executive officers of the Company are:

Name	Age	Title
Scott Bender	72	Chief Executive Officer, Chairman of the Board of Directors and Director
Joel Bender	66	President and Director
Michael McGovern	74	Director, Compensation Committee Chairman and Audit Committee member
John (Andy) O’Donnell	78	Director, Compensation Committee member and Nominating and Governance Committee member
Gary Rosenthal	76	Lead Independent Director of the Board, Nominating and Governance Committee Chairman and Compensation Committee member
Alan Semple	66	Director, Audit Committee Chairman and Nominating and Governance Committee member
Tym Tombar	52	Director, Audit Committee member and Compensation Committee member
Tana Utley*	62	First-Time Director Nominee
Steven Bender	43	Chief Operating Officer
Jay A. Nutt	63	Executive Vice President and Chief Financial Officer
William Marsh	63	Executive Vice President, General Counsel and Corporate Secretary
Stephen Tadlock	47	Executive Vice President, Chief Executive Officer of the Spoolable Technologies segment and Chief Executive Officer of Cactus International.
*The Board will determine Ms. Utley's committee assignments following her election to the Board.

Prior to the 2025 annual meeting of stockholders, our Board had been divided into three classes serving staggered three-year terms. In connection with the 2024 annual meeting of stockholders, the Company's stockholders approved amendments to the Company's Amended and Restated Certificate of Incorporation (which we refer to as the “Charter”) to remove the three separate classes of directors of the Board and replace them with one class of directors over a three-year phase-in period (the “Declassification Amendment”). As a result, (i) the Class II directors were elected at the 2025 annual meeting of stockholders to serve for a term of one year, (ii) the Class II and III directors will be elected at the Annual Meeting to serve for a term of one year, and (iii) the Class I, II and III directors will be elected at the 2027 Annual Meeting of stockholders to serve for a term of one year, at which time all directors will be elected to serve for one year terms at all subsequent Annual Meetings of stockholders. Mr. Joel Bender, Ms. Melissa Law and Mr. Alan Semple are currently designated as Class II directors, and assuming the stockholders re-elect Mr. Joel Bender and Mr. Alan Semple and elect Ms. Utley to the Board as set forth above in “Proposal One: Election of Directors,” their terms of office will expire in 2027. Messrs. Scott Bender, Rothstein and Rosenthal are designated as Class III directors, and assuming the stockholders re-elect Messrs. Scott Bender and Rosenthal to the Board as set forth above in “Proposal One: Election of Directors,” their terms of office will expire in 2027. Messrs. McGovern, O’Donnell and Tombar are designated as Class I directors, and their terms of office will expire in 2027.
Set forth below is biographical information about each of our director nominees, persons who will remain directors after the Annual Meeting and executive officers.
Our Director Nominees and Persons who will Remain Directors After the Annual Meeting
Scott Bender—Chief Executive Officer, Chairman of the Board of Directors and Director.  Scott Bender has been our Chairman of the Board since August 2023, and the Chief Executive Officer and one of our directors since 2011, when he and Mr. Joel Bender founded Cactus Wellhead, LLC (“Cactus LLC”). He served as our President from 2011 to August 2023. Prior to founding Cactus LLC, Mr. Bender was President of Wood Group Pressure Control from 2000 to 2011. He began his career in 1977 as President of Cactus Wellhead Equipment, a subsidiary of Cactus Pipe that was eventually sold to Cooper Cameron Corporation in 1996. Mr. Bender graduated from Princeton University in 1975 with a Bachelor of Science in Engineering and the University of Texas at Austin in 1977 with a Master of Business Administration. We believe that Mr. Bender’s significant experience in the oilfield services industry and his founding and leading of Cactus LLC bring important skills to our Board and qualifies him to serve on our Board. Mr. Bender is the father of Steven Bender, our Chief Operating Officer, and the brother of Joel Bender, our President and one of our directors.
Joel Bender—President and Director.  Joel Bender has been our President since August 2023 and one of our directors since 2011, when he and Mr. Scott Bender founded Cactus LLC. He served as our Senior Vice President and Chief Operating Officer from 2011 to August 2023. Prior to founding Cactus LLC, Mr. Bender was Senior Vice President of Wood Group Pressure Control from 2000 to 2011. He began his career in 1984 as Vice President of Cactus Wellhead Equipment, a subsidiary of Cactus Pipe that was eventually sold to Cooper Cameron Corporation in 1996. Mr. Bender graduated from Washington University in 1981 with a Bachelor of Science in Engineering and the University of Houston in 1985 with a Master of Business Administration. We believe that Mr. Bender’s significant experience in the oilfield services industry and his founding and leading of Cactus LLC bring important skills to our Board and qualifies him to serve on our Board. Mr. Bender is the brother of Scott Bender, our Chief Executive Officer, Chairman of the Board of Directors and one of our directors, and the uncle of Steven Bender, our Chief Operating Officer.
Michael McGovern—Director.  Mr. McGovern has served as one of our directors since 2011. In February 2021, Mr. McGovern was elected Chairman of the board of directors of Superior Energy Services, Inc. (“Superior”) and in March 2021, he assumed the role as Superior’s principal executive officer. In January 2022 and May 2024, he stepped down as Superior's principal executive officer and Executive Chairman of the Board, respectively. During 2024, he joined the boards of two private companies, SEKO Logistics and Liberty Lift Solution. He served on the board of directors of Ion Geophysical (NYSE:IO) from June 2019 until August 2022. He served on the board of directors of Nuverra Environmental Solutions, Inc. from August 2017 until February 2022. Mr. McGovern graduated from the Centenary College of Louisiana in 1973 with a Bachelor of Science in Business. We believe Mr. McGovern’s qualifications to serve on our Board include his 40 years of experience in the energy industry and his extensive executive leadership and management experience, including as the chief executive officer of several public companies.
John (Andy) O’Donnell—Director.  Mr. O’Donnell has served as one of our directors since January 2015. Mr. O’Donnell served as an officer of Baker Hughes Incorporated from 1998 until his retirement in January 2014. In his most recent role he served as Vice President, Office of the CEO of Baker Hughes Incorporated. Prior to that he held multiple leadership positions within Baker Hughes Incorporated, including President of Western Hemisphere, President of BJ Services, President of Baker Petrolite and President of Baker Hughes Drilling Fluids. He was responsible for the process segment, which was divested in early 2004. Mr. O’Donnell also managed Project Renaissance, an enterprise‑wide cost savings effort, completed in 2001. Prior to that he served as Vice President Manufacturing for Baker Oil Tools and Plant Manager for Hughes Tool Company. He joined Hughes Tool Company in 1975 starting his career as a systems analyst. Mr. O’Donnell served as an officer and aviator in the U.S. Marine Corps and holds a B.S. degree from the University of California, Davis. He was a member of the board of directors of CIRCOR International, Inc., where he served on the Compensation Committee and the Nominating and Governance Committee, until October 2023 when the company was acquired. We believe Mr. O’Donnell’s qualifications to serve on our Board include his years of experience in the energy industry and his extensive executive leadership and management experience, including as an officer of Baker Hughes Incorporated from 1998 until 2014.

Gary Rosenthal—Director.  Mr. Rosenthal has served as one of our directors since January 2018 and was appointed as Lead Independent Director of the Board in August 2023. Mr. Rosenthal has been a partner in The Sterling Group, L.P. and/or one or more of its funds since January 2005. The Sterling Group is a private equity firm based in Houston, Texas. From October 2013 until February 2018, he was Chairman of the Board of Safe Fleet Investments LLC, a privately held Sterling Group portfolio company. He served as Chairman of the Board of Highline Aftermarket LLC, a former privately held Sterling Group investment, from September 2019 until October 2020 and as a director from April 2016 until October 2020. Mr. Rosenthal served as Chairman of the Board of Greenbridge Investments LLC from March 2019 until February 2026 and Evergreen Recycling Investments LLC from June 2021 until February 2026. He currently serves as a director of Ergotron Investments LLC since July 2022. Greenbridge Investments LLC, Evergreen Recycling Investments LLC and Ergotron Investments LLC all are or were privately held Sterling Group portfolio companies. From 2001 until 2018, Mr. Rosenthal served as a director and chairman of the Compensation Committee of Oil States International, Inc. He also served as Chairman of the Board of privately held Hydrochem Holdings, Inc. from May 2003 until December 2004. From August 1998 to April 2001, he served as Chief Executive Officer of AXIA Incorporated, a privately held diversified manufacturing company. Beginning in 1991, Mr. Rosenthal served as Executive Chairman and then after its initial public offering until August 1994, as Chairman and Chief Executive Officer of Wheatley-TXT Corp., a manufacturer of pumps and valves for the oilfield. Mr. Rosenthal holds J.D. and A.B. degrees from Harvard University. We believe that Mr. Rosenthal’s qualifications to serve on our Board include his extensive executive leadership experience and his experience in the energy sector.

Alan Semple—Director.  Mr. Semple has served as one of our directors since April 2017. He currently serves as our Audit Committee chairman. Since December 31, 2024, Mr. Semple has served as a member of the Board of Directors and Chairman of the Audit Committee of Teekay Tankers Ltd, a leading provider of international crude oil marine transportation services. Between December 2015 and December 2024, Mr. Semple served as a member of the board of directors and the Audit Committee of Teekay Corporation and as the Audit Committee Chairman from March 2018. Between May 2019 and January 2022, Mr. Semple served as a member of the Board of Directors and Chairman of the Audit Committee of Teekay GP, LLC, the general partner of Teekay LNG Partners, LP. He was formerly Director and Chief Financial Officer at John Wood Group PLC (Wood Group), a provider of engineering, production support and maintenance management services to the oil and gas and power generation industries, a role he held from 2000 until his retirement in May 2015. Prior to this, he held a number of senior finance roles in Wood Group since 1996. Mr. Semple graduated from the University of Strathclyde (Glasgow, Scotland) in 1979 with a Bachelor of Arts degree in Business Administration and is a member of the Institute of Chartered Accountants of Scotland. We believe that Mr. Semple’s over 30 years of finance experience, primarily in the energy industry, makes him qualified to serve on our Board.

Tym Tombar—Director. Mr. Tombar has served as one of our directors since July 2021. Mr. Tombar is a Managing Director and Co-Founder of Arcadius Capital Partners and its predecessor SW Capital Partners. Since 2011, Arcadius Capital Partners, an energy private equity firm, has invested growth capital into start-ups and early-stage companies in the upstream oil and gas industry. From 2007 to 2011, he was a Managing Director and co-head of Scotiabank’s Energy Private Equity group. He has served on the board of directors of Stellar Bancorp, Inc. (NYSE:STEL) since June 2024. Since 2007, Mr. Tombar has served on the boards of over 12 private oil and gas companies. Prior to April 2007, he was a Vice President with Goldman, Sachs & Co. (“Goldman”) and led deal teams through sourcing, execution, and management of a variety of primary market energy investments in securities and loans. Prior to that, Mr. Tombar worked in Goldman’s Investment Banking Division in New York, London and Houston, where he advised several upstream oil and gas, oilfield services and petrochemical clients and executed a variety of transactions for public and private oil and gas companies. Mr. Tombar began his career with Goldman in its Energy & Power Principal Investment Area and Banking Group based in New York in 1994. Mr. Tombar graduated with a Master of Business Administration from Stanford University’s Graduate School of Business and a Bachelor of Arts degree in Applied Math from Harvard University. We believe Mr. Tombar’s qualifications to serve on our Board include his executive leadership and 25 years of investment and finance experience in the energy industry.

Tana Utley—Director Nominee. Ms. Utley has been nominated for election as a director at the Annual Meeting. Ms. Utley is a retired Vice President for Caterpillar Inc. ("Caterpillar"), a manufacturer of construction and mining equipment, engines, turbines, and locomotives. She was an officer at Caterpillar for over 13 years of her 36-year tenure, serving most recently as Vice President of the Large Power Systems Division from 2013 to 2022, and held a number of roles with Caterpillar, including a variety of engineering and general management positions during that time. Ms. Utley has served in key engineering and leadership roles in the development of near-zero-emissions engines, and she has held general management positions in Caterpillar's components and engines businesses. Ms. Utley currently serves on the Board of Woodward, Inc. and SPX Technologies, Inc. Ms. Utley earned her bachelor's degree in mechanical engineering from Bradley University and M.S. in management from the Massachusetts Institute of Technology. We believe Ms. Utley's qualifications to serve on our Board include her experience in international manufacturing as an officer of Caterpillar as well as experience on other public company boards.
Our Executive Officers
Steven Bender—Chief Operating Officer. Mr. Steven Bender has been our Chief Operating Officer since August 2023. He served as our Vice President of Operations from 2011 to August 2023. From 2005 to 2011, Mr. Bender served as Rental Business Manager of Wood Group Pressure Control. Mr. Bender graduated from Rice University in 2005 with a Bachelor of Arts in English and Hispanic Studies and the University of Texas at Austin in 2010 with a Master of Business Administration. Mr. Bender is the son of Scott Bender, our Chief Executive Officer, Chairman of the Board of Directors and one of our directors and the nephew of Joel Bender, our President and one of our directors.
Jay A. Nutt - Executive Vice President and Chief Financial Officer. Mr. Nutt was appointed Executive Vice President, Chief Financial Officer and Treasurer effective June 3, 2024. He served as Treasurer of the Company from June 3, 2024, until December 31, 2025. Mr. Nutt is a long-tenured financial executive, having served from 2018 until 2021 as Senior Vice President and Chief Financial Officer of ChampionX Corporation (“ChampionX”) and its predecessor Apergy Corporation, prior to its merger with ChampionX Holding, Inc. the upstream energy business of Ecolab, Inc. Prior to ChampionX and Apergy Corporation, Mr. Nutt served in various financial leadership capacities with TechnipFMC plc and FMC Technologies, including as Senior Vice President and Controller from 2017 to 2018, Vice President, Controller and Treasurer from 2015 to 2017, and Vice President and Controller from 2009 through October 2015. Mr. Nutt became Corporate Controller of FMC Technologies, Inc. in 2008 and prior to that held multiple positions in FMC Corporation and FMC Technologies, leading the financial operations of multiple business units. Mr. Nutt received his undergraduate degree in accounting from Michigan State University and an MBA from Loyola University of Chicago.
William Marsh—Executive Vice President, General Counsel and Corporate Secretary. Mr. Marsh was appointed Executive Vice President and General Counsel in August 2023. Prior to that he served as General Counsel and Vice President of Administration from May 2022, when he joined the Company, until August 2023. Mr. Marsh was previously of counsel with the law firm of Bracewell LLP representing clients in a variety of corporate matters. From 2017 until 2020 he was the Chief Legal Officer of Baker Hughes Company. He served as the Vice President and General Counsel of Baker Hughes Incorporated from 2013 to 2017. Prior to that, he held various executive, legal and corporate roles within Baker Hughes Incorporated. Mr. Marsh was a partner with the law firm of Ballard Spahr prior to joining Baker Hughes in 1998. From March 2015 to March 2017, he served as a member of the Board of Directors of Altabank (NASDQ: ALTA). He has served as a member of the Board of Directors of the Houston World Affairs Council and the Advisory Board of the University of Houston Center for US and Mexican Law. Mr.

Marsh obtained a Bachelor of Science in Accounting in 1985 and a Juris Doctor in 1989 from Brigham Young University.

Stephen Tadlock—Executive Vice President, Chief Executive Officer of the Spoolable Technologies segment and Chief Executive Officer of Cactus International.. Mr. Tadlock has been our Executive Vice President and the Chief Executive Officer of our Spoolable Technologies segment since November 2023. He was appointed Chief Executive Officer of Cactus International effective January 1, 2026. He served as our Vice President, Chief Financial Officer and Treasurer from March 2019 until November 2023. He continued to serve as Treasurer until June 2024. He served as our Vice President and Chief Administrative Officer from March 2018 until March 2019 and joined our company in June 2017 as our Vice President of Corporate Services. Mr. Tadlock previously worked at Cadent Energy Partners from 2007 to 2017, where he most recently served as a Partner from 2014 to 2017. While at Cadent Energy Partners, Mr. Tadlock managed investments across all energy sectors and worked with Cactus LLC since its founding in 2011 as a board observer. Prior to joining Cadent Energy Partners, Mr. Tadlock was a consultant to Cairn Capital, a London based asset management firm. Previously he was associate to the CEO of SoundView, a publicly traded investment bank in Old Greenwich, Connecticut. Mr. Tadlock began his career as an analyst at UBS Investment Bank in New York, New York. Mr. Tadlock served as a director and chairman of Polyflow Holdings, LLC until his resignation in 2018. Mr. Tadlock also served as a director of Composite Energy Services, LLC and Energy Services Holdings, LLC until his respective resignations in 2017. Mr. Tadlock graduated from Princeton University in 2001 with a Bachelor of Science in Engineering in Operations Research and from the Wharton School at the University of Pennsylvania in 2007 with a Master of Business in Administration.

COMPENSATION COMMITTEE REPORT
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”) with management of the Company, and, based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2026 annual meeting and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Compensation Committee of the Board of Directors of Cactus, Inc.
Michael McGovern, Chairman Melissa Law, Member John (Andy) O’Donnell, Member Gary Rosenthal, Member Tym Tombar, Member

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis ("CD&A") provides information about the compensation objectives and policies for any person serving as our principal executive officer or principal financial officer, and our three other most highly compensated executive officers (collectively our named executive officers or “NEOs”) during the last completed fiscal year and is intended to place in perspective the information contained in the executive compensation tables that follow this discussion. Throughout this discussion, the following individuals are referred to as our NEOs and are included in the Summary Compensation Table which follows:

Name	Position
Scott Bender	Chief Executive Officer, Chairman of the Board and Director
Joel Bender	President and Director
Stephen Tadlock(1)	Executive Vice President, Chief Executive Officer of the Spoolable Technologies Segment and Chief Executive Officer of Cactus International
Jay A. Nutt(2)	Executive Vice President and Chief Financial Officer
Steven Bender	Chief Operating Officer

(1)    Mr. Tadlock was appointed Chief Executive Officer of Cactus International effective January 1, 2026.
(2)    Mr. Nutt served as Treasurer of the Company through December 31, 2025.
Executive Compensation Philosophy and Objectives
The core principle of our executive compensation philosophy is to pay for performance that is aligned with our business strategy and drives growth in shareholder value over the short and long term. Accordingly, a significant portion of the compensation that we pay to our NEOs is in the form of variable, “at-risk” cash and equity incentives. The following compensation objectives are considered in setting the compensation components for our executive officers:
•Attraction and retention:  providing compensation opportunities that reflect competitive market practices so that we can attract and retain key executives responsible not only for our continued growth and profitability, but also for ensuring proper corporate governance while carrying out the goals and plans of the Company;
•Paying for performance:  linking a significant portion of compensation to variable, “at-risk” incentive compensation with realized values dependent upon financial, operational, and stock price performance to ensure that compensation earned by our NEOs reflects our performance; and
•Shareholder alignment:  providing a balance of short-term and long-term incentive opportunities with a majority of NEO compensation in the form of equity in order to ensure alignment of interests between our NEOs and our shareholders, and to promote an ownership culture among our executive officers.

Our compensation philosophy is supported by the following pay elements:

Grounding Principles
Element	Key Characteristic	Attraction & Retention	Pay for Performance	Shareholder Alignment
Base Salary	• Annual fixed cash compensation • Critical factor in attracting and retaining qualified talent	✓
Short-term Incentives (STI)	• Annual variable cash award • Awards are tied to achievement of key financial and safety objectives	✓	✓	✓
Long-term Incentives (LTI)
• Provided in the form of performance-based and time-based equity
• Promotes alignment with shareholders by tying a majority of NEO compensation to creation of long-term value and by encouraging NEOs to build meaningful equity ownership
		✓	✓	✓
Target Pay Mix
The charts below show the target mix of total direct compensation of our Chief Executive Officer and our other NEOs for 2025. These charts illustrate that a majority of total direct compensation is at-risk, including 83% for our Chief Executive Officer, and an average of 78% for our other NEOs).

Compensation Program Governance
We have worked extensively and deliberately to develop a thoughtful, fair, and effective executive compensation program that helps us to deliver long-term sustainable growth to our shareholders. The following chart highlights several features of our compensation practices that are intended to meet our objectives:

What We Do		What We Don’t Do
✓	Significant majority of pay at risk	X	No excessive perquisites
✓	50% of NEO LTI value performance-based	X	No guaranteed bonuses
✓	Focus on return of capital	X	No excise tax gross-ups
✓	Balance of short-term and long-term incentives	X	No hedging, pledging or short sales by insiders
✓	Clawback policy for NEOs that applies to cash and equity incentives	X	No option repricing
✓	Share ownership guidelines for NEOs and directors
✓	Regularly evaluate risks of our compensation policy
✓	Independent compensation consultant
✓	One-year minimum vesting requirement for LTIP grants
Say-on-Pay and Say-on-Frequency

At our 2025 Annual Meeting, we held a “say-on-frequency” vote, pursuant to which a majority of our stockholders expressed their preference for an advisory vote on executive compensation (a “say-on-pay vote”) occurring every one year, and we have implemented this frequency. Our last say-on-pay vote occurred at our 2025 Annual Meeting. The next advisory vote will therefore be held at this 2026 Annual Meeting.
Our Compensation Committee values the opinions of our shareholders regarding NEO compensation. The Compensation Committee welcomes feedback from shareholders on the topic of executive compensation and is open to dialogue with shareholders on the topic. At the 2025 Annual Meeting, we held a say-on-pay vote, pursuant to which our stockholders expressed their support regarding our executive compensation program, with approximately 99% of the shares of our Common Stock voted on the matter voting to approve the compensation of our NEOs. In reviewing our program, our Compensation Committee considered the results of the 2025 say-on-pay vote and the support expressed by stockholders in their overall assessment of our programs. Our Compensation Committee elected to apply similar principles in determining the types and amounts of compensation to be paid to our NEOs for 2025.
How We Make Compensation Decisions
Role of the Compensation Committee
The Compensation Committee has the responsibility for reviewing and approving the compensation policies, programs, and plans for our senior officers (including our NEOs) and our non-employee directors. The Compensation Committee’s responsibilities include administering our Management Incentive Plan (“MIP”), which provides for annual cash incentive opportunities, and the Cactus, Inc. Long Term Incentive Plan, as amended (the “LTIP”), which provides for the grant of equity-based awards. In addition, the Compensation Committee regularly reviews current best compensation and governance practices to ensure that our executive compensation program is consistent with recent developments and market practice. In overseeing the compensation of our directors and officers, our Compensation Committee considers various analyses and perspectives provided by its independent compensation consultant and by Company management. Subject to Board approval in certain circumstances, the Compensation Committee has the sole authority to make final decisions with respect to our executive compensation program, and the Compensation Committee is under no obligation to use the input of other parties. For more detailed information regarding the Compensation Committee, please refer to the Compensation Committee Charter, which may be accessed via our website at www.cactuswhd.com by selecting “Investors,” and then “Governance & Sustainability Documents.”
Role of Executive Officers in Compensation Decisions
With respect to the compensation of the NEOs other than our Chief Executive Officer, the Compensation Committee considers the recommendations of our Chief Executive Officer and each NEO’s individual performance. In light of our NEOs’ integral role in establishing and executing the Company’s overall operational and financial objectives, the Compensation Committee requests that our CEO provide the initial recommendations on the appropriate goals for the qualitative and quantitative performance metrics used in our short-term cash incentive program. However, the Committee is under no obligation to follow those recommendations, and only Compensation Committee members are allowed to vote on decisions regarding NEO compensation.
The Compensation Committee may invite any NEO to attend Compensation Committee meetings to report on the Company’s progress with respect to the annual quantitative and qualitative performance metrics, but any such officer is excluded from any decisions or discussions regarding his individual compensation. In addition, the Board has granted limited authority to Scott Bender, our Chief Executive Officer, to make awards under the LTIP to certain individuals who are not executive officers.
Role of Independent Compensation Consultant
Pearl Meyer & Partners, LLC (“Pearl Meyer”) serves as independent compensation consultant for, and reports directly to, the Compensation Committee. Representatives of Pearl Meyer attend Compensation Committee meetings as requested and communicate with the Compensation Committee informally between meetings as necessary. Pearl Meyer assists and advises the Compensation Committee on all aspects of our executive compensation program. Services provided by the independent compensation consultant include:
•reviewing the compensation and stock performance of peer companies and recommending changes to our peer group, as necessary;
•reviewing executive compensation based on an analysis of market-based compensation data;
•analyzing the effectiveness of our executive compensation program and recommending changes, as necessary; and
•evaluating how well our executive compensation adheres to program objectives.
To facilitate the delivery of these services to the Compensation Committee, Pearl Meyer interfaces with our management, primarily with our General Counsel. In 2025, Pearl Meyer did not provide any material services to the Company other than those requested by the Compensation Committee in Pearl Meyer’s role as the Committee’s independent advisor. Other than those services requested by the Compensation Committee, Pearl Meyer did not have any business or personal relationships with members of the Compensation Committee or executives of the Company, did not own any of the Company’s common stock and maintained policies and procedures designed to avoid such conflicts of interest. As such, the Compensation Committee determined the engagement of Pearl Meyer in 2025 did not create any conflicts of interest.
Role of Competitive Benchmarking
The Compensation Committee periodically evaluates the Company’s executive compensation against that of comparable companies. The Compensation Committee does not set specific percentile goals against competitive data for purposes of determining executive compensation levels. In establishing individual compensation levels, the Committee considers this competitive data as well as a variety of other factors including individual performance, competencies, scope of responsibility and internal equity.

The Compensation Committee considers the competitive market to consist of the oilfield services industry broadly, as well as other similarly sized companies in related industries that could potentially compete with us for executive talent. The Committee periodically reviews data for a selected peer group approved by the Compensation Committee (the “peer group”), as well as for broader general industry companies of comparable size and business complexity (compensation survey data), as provided to the Committee by their independent advisor. In selecting comparison companies, the Compensation Committee considers various factors including each company’s participation in the energy services sector as well as market capitalization, annual revenues, business complexity, profitability, returns on equity and assets, the number of divisions/segments, countries in which they operate and total number of employees. The selected peer companies are reviewed from time to time to ensure their continued appropriateness for comparative purposes. For the 2025 compensation analysis, the Company used the following peer group companies:

2025 Compensation Peer Group
Archrock, Inc.	Kodiak Gas Services, Inc.
Atlas Energy Solutions Inc.	Liberty Energy Inc.
ChampionX Corporation	ProFrac Holding Corp.
Expro Group Holdings N.V.	ProPetro Holding Corp.
Helix Energy Solutions Group, Inc	RPC, Inc.
Helmerich & Payne, Inc.	USA Compression Partners, LP
Elements of Compensation
Base Salary
Base salary is the guaranteed element of an executive’s direct compensation and is intended to provide a foundation for a competitive overall compensation opportunity for the executive. The Compensation Committee reviews each executive’s base salary annually. Executive officer base salaries are determined after an evaluation that considers the executive’s prior experience and breadth of knowledge. The Compensation Committee also considers compensation data from peer group companies and other similarly sized companies in businesses comparable to the Company’s, the Company’s and the executive’s performance, the executive’s aggregate compensation (including at risk compensation) and any significant changes in the executive’s responsibilities. The Compensation Committee considers all of these factors together plus, overall industry conditions.Base salaries for 2026 were adjusted by the Compensation Committee based on various factors, including the executives' expanded responsibilities and peer companies following the acquisition of a majority interest in Baker Hughes' Surface Pressure Control business.

The following table details our NEOs’ base salaries for 2024 and 2025 as well as their recently approved base salaries for 2026.

Name (1)	2024 Base Salary	2025 Base Salary	2026 Base Salary
Scott Bender	$450,000	$450,000	$750,000
Joel Bender	450,000	450,000	600,000
Stephen Tadlock	450,000	450,000	550,000
Jay A. Nutt	450,000(1)	450,000	525,000
Steven Bender	450,000	450,000	525,000
(1)This amount represented Mr. Nutt’s 2024 base salary, on an annualized basis.

Short-Term Incentives

Our NEOs are eligible for an annual incentive bonus which is designed to focus executives on execution of our annual plan, which is linked to our long-term strategy. Execution against our annual corporate plan is important to drive long-term shareholder value by improving financial strength, managing costs and investing in projects that will deliver future value. We employ financial and safety performance metrics to further specific objectives of our strategy, such as Adjusted EBITDA, Operating Capital Employed (“OCE”) divided by revenue, and total recordable incident rate (“TRIR”). OCE, a non-GAAP financial measure, is defined as the sum of i) accounts receivable, net, ii) inventories, iii) prepaid expenses and other current assets, iv) property and equipment, net, and v) other noncurrent assets minus the sum of x) accounts payable and y) accrued expenses and other current liabilities.
In February 2025, the Board approved the 2025 Management Incentive Plan (the “2025 MIP”). Under the 2025 MIP, all eligible employees, including NEOs, were eligible to receive base cash bonus payments equal to a certain specified percentage of their annual base salaries (“Target Bonus”) in the event that the Company met the specified performance targets. Bonuses are calculated as a percentage of actual base salary paid in 2025. The approved 2025 Target Bonus percentage for each NEO, which has remained unchanged from 2023 (or, for Mr. Nutt, since 2024 when he was hired) is set forth in the table below.

Name	Target Bonus %
Scott Bender	100%
Joel Bender	100%
Stephen Tadlock	80%
Jay A. Nutt	80%
Steven Bender	80%

Target Bonus Opportunity
Performance under the MIP is assessed relative to pre-established goals approved by the Committee near the beginning of the fiscal year. For 2025, the Compensation Committee approved performance objectives under the 2025 MIP after considering a combination of factors, including alignment with the Company’s business strategy, 2025 budget, investor expectations, recommendations from management and the Committee’s assessment of management’s ability to impact outcomes. The 2025 MIP had three performance parameters on which the bonus for our NEOs (which we refer to as our “non-stretch bonus”) was calculated, including (i) Earnings Before Interest, Taxes, Depreciation and Amortization, excluding exceptional items, as defined by the Board (“Adjusted EBITDA”), which was weighted 80% of the 2025 Target Bonus, (ii) OCE divided by revenue, which was weighted 10% of the 2025 Target Bonus, and (iii) TRIR, which was weighted 10% of the 2025 Target Bonus. If the Adjusted EBITDA parameter is met in excess of Target Adjusted EBITDA, participants are eligible for a stretch bonus opportunity that provides the participant with an additional payment in an amount up to 40% of the non-stretch bonus that is actually earned. This means that, depending upon Company performance, actual payouts under the 2025 MIP may be between 0% and 140% of the Target Bonus for each NEO.
Non-Stretch Bonus
Participants begin to earn the non-stretch bonus payout with respect to the Adjusted EBITDA parameter when Adjusted EBITDA performance reaches Threshold Adjusted EBITDA, which was set at 80% of Target Adjusted EBITDA. A full bonus payout with respect to the Adjusted EBITDA parameter is earned when the Company achieves its Target Adjusted EBITDA. If Adjusted EBITDA is achieved at a level at least equal to Threshold but less than Target, the calculation of the Adjusted EBITDA portion of the bonus payout is linear between Threshold and Target.

Participants begin to earn the non-stretch bonus payout with respect to the OCE/Revenue parameter when the Company achieves its Threshold. A full bonus payout on this parameter is earned when the Company achieves its Target. If OCE/Revenue is achieved at a level between Threshold and Target, the calculation of the OCE/revenue portion of the bonus payout is linear between Threshold and Target.
Participants begin to earn the non-stretch bonus payout when TRIR performance reaches Threshold TRIR. A full bonus payout on the TRIR parameter is achieved when safety performance reaches Target TRIR or lower. If TRIR is achieved at a level between Threshold and Target, the calculation of the TRIR portion of the bonus payout is linear between Threshold and Target. The Threshold and Target goals for each of Adjusted EBITDA, OCE/Revenue and TRIR, and the Maximum (Stretch) goal for Adjusted EBITDA, are set forth below.

	Adjusted EBITDA
	(in millions)(1)	Bonus %
Threshold	$309.1	0%
Target	$386.4	100%
Maximum (Stretch)	$463.7	140%

(1)     Adjusted EBITDA is a non-GAAP financial measure. See the reconciliation of actual Adjusted EBITDA to the most comparable financial measure calculated in accordance with GAAP under “Reconciliation of GAAP to Non-GAAP Financial Measures.”

	OCE/Revenue	Payout
Threshold	64.5%	0%
Target	59.9%	100%

	TRIR	Payout
Threshold	1.20	0%
Target	1.00	100%
Stretch Bonus
As discussed above, when the Adjusted EBITDA parameter is met in excess of Target Adjusted EBITDA, participants become eligible to receive a stretch bonus that equals a percentage, up to 40%, of the non-stretch bonus that is actually earned. The maximum stretch bonus (40% of the non-stretch bonus actually earned) is achieved when Maximum (Stretch) Adjusted EBITDA is met, which was set at 120% of Target Adjusted EBITDA. If Adjusted EBITDA is achieved at a level at least equal to Target but less than Maximum (Stretch), the calculation of stretch bonus percentage is linear between Target and Maximum (Stretch) levels. The 2025 stretch bonus goals are set forth below:

	Adjusted EBITDA	Stretch
	(in millions)(1)	Bonus %
Target	$386.4	0%
Maximum (Stretch)	$463.7	40%
2025 Award Determination
For 2025, the actual Adjusted EBITDA performance was $353.0 million, which exceeded the Threshold level, but not the Target level. This resulted in the NEOs earning 56.7% of the non-stretch bonus attributable to the Adjusted EBITDA parameter. Actual OCE/Revenue performance in 2025 was 62.6%, which exceeded the Threshold level, but not the Target level and resulted in the NEOs earning 41.3% of their non-stretch bonus attributable to the OCE/Revenue parameter. The 2025 TRIR performance was 1.31, which did not exceed the

Threshold level and resulted in the NEOs earning 0% of their non-stretch bonus attributable to the TRIR performance parameter. The tables below summarize (i) the metrics and performance standards approved for the 2025 MIP and management’s level of achievement under the plan and (ii) the calculation of the 2025 bonus payment, inclusive of the non-stretch bonus and the stretch bonus:

	($ in millions)				% of Target
Performance Parameter	Threshold	Target	Stretch	Actual
Adjusted EBITDA	$309.1	$386.4	$463.7	$353.0	91.3%
OCE/Revenue	64.5%	59.9%		62.6%	41.3%
TRIR	1.20	1.00		1.31	0%

Performance Parameter	Parameter % Earned	Weighting	Target Bonus % Earned
Adjusted EBITDA	56.7%	80.0%	45.4%
OCE/Revenue	41.3%	10.0%	4.1%
TRIR	0.0%	10.0%	0.0%
Total Non-Stretch Bonus Earned			49.5%
Stretch Component	0.0%	40.0%	0.0%
Total Bonus Percentage			49.5%

Long-Term Incentives

Our Compensation Committee has implemented the LTIP for the primary purpose of aligning the long-term interests of our NEOs and those of our shareholders and has furthered this goal through the use of multi-year vesting and realized value of equity incentives that are contingent upon our stock price performance. Equity awards under the LTIP also promote long-term share ownership by our NEOs. The LTIP provides for the grant, from time to time, at the discretion of the Board or a committee thereof, of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, dividend equivalents, other stock‑based awards, cash awards, substitute awards and performance awards. As of December 31, 2025, the maximum number of shares of Common Stock with respect to which awards may be issued under the LTIP was 4.9 million, subject to anti-dilution and other adjustment provisions of the LTIP. The Board has delegated to the Compensation Committee the authority to administer the LTIP, including the power to determine the eligible individuals to whom awards will be granted, the number and type of awards to be granted, and the terms and conditions of awards. In addition, the Board has granted limited authority to Scott Bender, our Chief Executive Officer, to make awards under the LTIP to certain individuals who are not executive officers. Under the LTIP, subject to limited exceptions, non-employee members of the Board may not receive awards in excess of 100,000 shares of Common Stock or, if greater, awards valued in excess of $1,500,000 in any calendar year.
Annual Grants

The Compensation Committee makes annual awards under the LTIP, and in 2025, the Compensation Committee approved LTIP awards using a mix of 50% performance stock units (“PSUs”) and 50% time-based restricted stock units (“RSUs”). Under the PSU awards granted to our NEOs in 2025, NEOs may earn shares based upon the company’s Return on Capital Employed (“ROCE”) performance during a three-year performance period ending on December 31, 2027. ROCE, a non-GAAP financial measure, is defined as income from operations divided by capital employed. The PSU Award Agreement provides for the issuance of a number of shares of our common stock based on the Company’s average annual ROCE during the applicable performance period, subject to a maximum based on the Company’s ROCE relative to the ROCE of the median performer of the Company’s compensation peer companies during such performance period. The RSU awards granted to our NEOs in 2025 (the “annual RSUs”) vest one-third on each of the first, second and third anniversaries of the grant date.

2025 LTIP Awards
On March 10, 2025, all of our NEOs received grants of PSUs and annual RSUs. The 2025 PSU and RSU grants to our NEOs are set forth in the table below.

NEO	Target # of PSUs Awarded(1)	# of RSUs Awarded(2)	Approximate Compensation Value Intended to be Delivered(3)
Scott Bender	20,133	20,133	$2,250,064
Joel Bender	20,133	20,133	$2,250,064
Stephen Tadlock	12,080	12,080	$1,350,061
Jay A. Nutt	8,053	8,053	$900,003
Steven Bender	12,080	12,080	$1,350,061

(1)     PSU awards vest upon the conclusion of the three-year performance period ending December 31, 2027 based on the Company’s ROCE performance, and subject to the Compensation Committee's approval of the performance relative to the peer group.
(2)    The annual RSUs vest 33% per year, beginning on the first anniversary of the grant date.
(3)     PSUs valued at target performance.
2025-2027 Performance Stock Unit Metrics and Goals:

	Weight	Threshold	Target	Maximum
	(% of Target)	(50% Payout)	(100% Payout)	(200% Payout)
ROCE for January 1, 2025 to December 31, 2027(1)	100%	15%	20%	25%

(1)    The PSUs cliff vest upon the conclusion of the three-year performance period based on the ROCE performance, and subject to the Compensation Committee's approval of the performance relative to the peer group.
If the Company’s ROCE performance falls between any of these payout levels, the percentage multiple of the target PSUs will be interpolated based on the actual ROCE of the Company in relation to the payout levels. Notwithstanding the foregoing, in the event the Company’s ROCE for the performance period is less than the ROCE of the median performer of the Company’s peer companies (as defined per the agreement), when ranked by ROCE over the performance period, then the number of earned PSUs will be capped at 100% of the target number of PSUs.

2023 to 2025 Performance Stock Units (“2023 PSUs”)

Messrs. Scott Bender, Joel Bender, Steven Bender and Stephen Tadlock were granted PSUs in 2023 that were earned and vested based on the level of achievement of the Company’s Return on Capital Employed during the performance period beginning on January 1, 2023 and ending on December 31, 2025 (“2023 ROCE”). Actual 2023 ROCE was approximately 30%, which exceeded the maximum 2023 ROCE goal of 25% or greater, and resulted in the 2023 PSUs being earned and vesting at 200%.

Other Compensation Practices and Policies
Stock Ownership Guidelines
Our Stock Ownership Guidelines establish stock ownership thresholds for our NEOs and non-employee directors as follows:

Position	Required Level of Ownership
Chief Executive Officer	6 times base salary
Other NEOs	2 times base salary
Non-Employee Directors	4 times annual cash retainer for Board service
Stock ownership levels must be achieved by each NEO or non-employee director within five years of becoming subject to the guidelines, or within five years of any material change to the guideline level of ownership. As of March 27, 2026, each of our NEOs employed as of such date and non-employee directors met or exceeded the ownership expectations under the guidelines.
Clawback Policy
We adopted a policy for the recovery of erroneously awarded compensation (the “Clawback Policy”) in compliance with the new rules adopted by the Securities and Exchange Commission and the New York Stock Exchange. The Clawback Policy provides that in the event of certain restatements of our financial statements, the result of which is that certain incentive-based compensation received on or after October 2, 2023 would have been a lower amount had it been calculated based on such restated results, the Compensation Committee will seek recovery for the benefit of the Company the difference between the gross amount of the compensation actually paid to the executive and the gross amount of the corrected amount based on the restated financial results.
Retirement, Health and Welfare Benefits
The Company offers retirement, health and welfare benefits to all of its full-time U.S. employees including executive officers. Executive officers are eligible for these benefits on the same basis as other employees. Health and welfare benefits we offer to our employees include: medical, vision and dental coverage, life insurance, accidental death and dismemberment, short and long-term disability insurance, flexible spending accounts and employee assistance.
The Company also offers a defined contribution 401(k) retirement plan to all of its full-time U.S. employees, including the NEOs. Participants may contribute from 1% to 85% of their base pay and cash incentive compensation (subject to U.S. Internal Revenue Service (“IRS”) limitations), and the Company has historically made matching contributions under this plan on the first 7% of the participant’s compensation (100% match of the first 3% employee contribution and 50% match on the next 4% employee contribution). Company matching contributions vest 20% per year on the first five anniversaries of the respective employee’s hire date.
Perquisites
We provide Scott Bender, Joel Bender, Stephen Tadlock and Steven Bender with bi-weekly vehicle allowances.
Compensation Risk
Our compensation policies and practices are designed to provide rewards for short-term and long-term performance, both on an individual basis and at the entity level. In general, optimal financial and operational performance, particularly in a competitive business, requires some degree of risk-taking. Our compensation strategies are designed to encourage company growth and appropriate risk taking but not to encourage excessive risk taking. We also attempt to design the compensation program for our larger general employee population so that it does not inappropriately incentivize our employees to take unnecessary risks in their day-to-day activities. We recognize, however, that there are trade-offs and that it can be difficult in specific situations to maintain the appropriate balance. As such, we continue to evaluate our programs with a goal of preventing them from becoming materially imbalanced one way or the other.
Our compensation arrangements contain certain design elements that are intended to minimize the incentive for taking unwarranted risk to achieve short-term, unsustainable results. Those elements include a maximum amount that can be earned under our annual incentive cash compensation program. We also provide compensation to our NEOs in the form of a reasonable base salary. We want our executives to be motivated to achieve our short-term and long-term goals, without sacrificing our financial and corporate integrity in trying to achieve those goals. While an executive’s overall compensation should be strongly influenced by the achievement of specific financial and operational targets, we also believe that a portion of an executive’s compensation should be awarded in components that provide a degree of financial certainty. In combination with our risk management practices, we do not believe that risks arising from our compensation policies and practices for our employees, including our NEOs, are reasonably likely to have a material adverse effect on us.
Employment, Severance and Change-in-Control Agreements
Employment Agreements
In April 2021, the Company entered into Second Amended and Restated Employment Agreements (as amended and restated, each, an “Employment Agreement”) with Messrs. Scott and Joel Bender in order to establish new three-year terms of employment, expiring April 2024, with each of Messrs. Scott and Joel Bender's employment continuing automatically thereafter until terminated by either the Company or the applicable executive by written notice of the intent to not extend the applicable executive's employment between 90 and 120 days prior to the next anniversary of the Employment Agreement. Under each Employment Agreement, Messrs. Scott and Joel Bender are entitled to receive severance compensation if his employment is terminated under certain conditions, such as a termination by the executive officer for “good reason” or by us without “cause,” each as defined in the agreements and further described below under “—Potential Payments upon Termination or Change of Control.” In addition, the agreements provide for:
•specified minimum base salaries;
•participation in all of our employee benefit plans to the extent the executive is eligible thereunder;
•termination benefits, including, in specified circumstances, severance payments; and
•an annual cash bonus of up to 100% of annual base salary (“Base Bonus”) and an opportunity to earn an additional Stretch Bonus opportunity of up to 40% of the Base Bonus in the good faith discretion of the Board if the executive satisfies budgetary and performance goals, as determined annually by the Board.
We have not entered into separate severance agreements with Messrs. Scott and Joel Bender and instead rely on the terms of each executive’s Employment Agreement to dictate the terms of any severance arrangements. The Employment Agreements do not provide for accelerated or enhanced cash payments or health and welfare benefits upon a change in control but do provide for salary continuation payments and subsidized health and welfare benefits upon the termination of the executive’s employment for “good reason” or without “cause.” Severance payments that could become payable to Messrs. Scott and Joel Bender pursuant to these arrangements are described in more detail below under “—Potential Payments upon Termination or Change of Control—Employment Agreements.”
Offer Letters
In connection with Messrs. Tadlock and Nutt joining the Company in May 2017 and June 2024, respectively, the Company provided them with offer letters establishing the terms of their employment, including their compensation. Pursuant to the terms of the offer letters, Messrs. Tadlock and Nutt are eligible to participate in the Company’s management incentive plan, as described above under “—Elements of Compensation—Short-Term Incentives,” and the Company’s long-term incentive plan, as described above under “—Elements of Compensation—Long-Term Incentives,” and are also eligible to participate in and receive benefits offered to our employees and to receive certain other fringe benefits. Additionally, Mr. Tadlock’s offer letter provides that he is eligible to receive severance payments should a merger or sale transaction result in Mr. Tadlock being terminated by the new entity. Severance payments that could become payable to Mr. Tadlock pursuant to his offer letter are described in more detail below under “—Potential Payments upon Termination or Change of Control—Employment Agreements.” Under the terms of his offer letter, Mr. Nutt received a one-time RSU award and PSU award with a grant date value equal to Mr. Nutt's base salary, which RSUs vested or will vest in equal one-third installments over the three years following grant and which PSUs will vest subject to the same terms and conditions as the annual PSUs granted to the other NEOs in 2024.
Non-Compete Agreements
In connection with our IPO, on February 12, 2018, Cactus LLC entered into amended and restated noncompetition agreements (each, a “Noncompetition Agreement”) with each of Scott Bender and Joel Bender. Each of the Noncompetition Agreements provides that, for a period of one year following termination of his employment, Scott Bender and Joel Bender will not (i) compete against us in connection with our business, (ii) solicit or induce any of our employees to leave his or her employment with us or hire any of our employees or (iii) solicit or entice customers who were our customers within the one‑year period immediately prior to his date of termination to cease doing business with us or to begin doing business with our competitors.
Summary Compensation Table
The following table sets forth information regarding the compensation awarded to, earned by or paid to our NEOs:

Name and Principal Position	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation(1)	Stock Awards(2)	All Other Compensation(3)	Total
Scott Bender, Chief Executive Officer, Chairman of the Board and Director(4)	2025	$450,000	$—	$222,788	$1,821,634	$30,037	$2,524,459
	2024	450,000	—	518,562	2,316,672	23,354	3,308,588
	2023	442,308	—	435,926	1,951,730	29,593	2,859,557
Joel Bender, President and Director(5)	2025	450,000	—	222,788	1,821,634	36,668	2,531,090
	2024	450,000	—	518,562	2,316,672	24,249	3,309,483
	2023	442,308	—	435,926	1,951,730	35,970	2,865,934
Stephen Tadlock, Executive Vice President, Chief Executive Officer of the Spoolable Technologies Segment and Chief Executive Officer of Cactus International	2025	458,654	—	178,230	1,092,998	31,299	1,761,181
	2024	450,000	—	414,849	1,390,078	19,220	2,274,147
	2023	442,308	—	348,741	5,074,471	30,619	5,896,139
Jay A. Nutt, Executive Vice President and Chief Financial Officer	2025	463,918	—	178,230	728,636	24,859	1,395,643
	2024	259,615	—	239,336	850,394	12,115	1,361,460
Steven Bender, Chief Operating Officer	2025	450,000	—	178,230	1,092,998	26,410	1,747,638
	2024	450,000	—	414,849	1,390,078	23,354	2,278,281
	2023	442,308	—	348,741	4,640,734	25,675	5,457,458

(1)    Amounts of “Non-Equity Incentive Plan Compensation” paid to each NEO were made pursuant to the Company’s short-term incentive program. In calculating payments due under the 2025 Non-Equity Incentive Plan, the Company used the NEO’s eligible earnings as a basis to determine the bonus amount. For a description of this plan please see “Compensation Discussion and Analysis—Elements of Compensation—Short-Term Incentives.”
(2)    The amounts reported in this column represent the aggregate grant date fair value of RSUs and target PSUs granted to each NEO and computed in accordance with FASB ASC Topic 718. For a description of the assumptions applied in these calculations, see Note 8 to our consolidated financial statements for the year ended December 31, 2025 (which are included in our Form 10-K for the year ended December 31, 2025). The value of the PSUs, if paid out at maximum performance is $1,821,634, $2,316,372, and $1,951,729 for both Mr. Scott Bender and Mr. Joel Bender for 2025, 2024, and 2023, respectively; $1,092,998, $1,390,078 and $1,171,055 for both Mr. Tadlock and Mr. Steven Bender for 2025, 2024, and 2023, respectively, and $728,636 and $850,394 for Mr. Nutt for 2025 and 2024, respectively.
(3)    Amounts reflected within the “All Other Compensation” column for 2025 are comprised of the following amounts:

Name	Employer Contributions to 401(k) Plan	Vehicle Allowance
Scott Bender	$15,637	$14,400
Joel Bender	22,268	14,400
Stephen Tadlock	16,899	14,400
Jay A. Nutt	24,859	—
Steven Bender	12,010	14,400
(4)    Although Messrs. Scott and Joel Bender each serve on our Board, they are not compensated for their services as directors.

Grants of Plan Based Awards
The following table provides information about equity and non-equity awards granted to our NEOs in 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Scott Bender		$—	$450,000	$630,000
	3/10/2025				10,067	20,133	40,266		$910,817
	3/10/2025							20,133	910,817
Joel Bender		—	450,000	630,000
	3/10/2025				10,067	20,133	40,266		910,817
	3/10/2025							20,133	910,817
Stephen Tadlock		—	360,000	504,000
	3/10/2025				6,040	12,080	24,160		546,499
	3/10/2025							12,080	549,499
Jay A. Nutt		—	360,000	504,000
	3/10/2025				4,027	8,053	16,106		364,318
	3/10/2025							8,053	364,318
Steven Bender		—	360,000	504,000
	3/10/2025				6,040	12,080	24,160		546,499
	3/10/2025							12,080	546,499

(1)     Amounts in these columns represent the threshold, target and maximum estimated payouts for 2025 MIP cash bonus awards. The actual value of bonuses paid to our NEOs for 2025 under this program can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
(2)     Shares in these columns represent the threshold, target and maximum number of estimated PSUs eligible for vesting per the award agreements executed on March 10, 2025. “Threshold” reflects the lowest possible payout (50% of the grant) if baseline performance goals are met, “Target” represents the number of PSUs awarded under each grant, and “Maximum” reflects the highest possible payout (200% of the grant). The award agreements under which the PSUs were issued provide that no PSUs will vest unless the threshold level of performance is achieved. Vested PSUs are paid in shares of our Class A Common Stock, and the payout, if any, with respect to PSUs will occur at the end of the three-year performance period. See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—2025 LTIP Awards” for more information regarding these PSUs. The target number of PSUs granted was determined based on the average of the closing price on the 20 business days prior to the grant date.
(3)     This column includes the number of annual RSUs granted to our NEOs. The number of RSUs granted was determined based on the average of the closing price on the 20 business days prior to the grant date.
(4)     The amounts shown in this column represent the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. With respect to the PSU awards, this column reflects the grant date fair value for such PSUs at target.

Option Grant Practices

Stock options have not been a part of our executive compensation program. We therefore (i) do not grant, and have not granted, stock options in anticipation of the release of material nonpublic information, (ii) do not time, and have not timed, the release of material nonpublic information based on stock option grant dates or for the purpose of affecting the value of executive compensation and (iii) do not take, and have not taken, material nonpublic information into account when determining the timing and terms of stock options. As stock options are not an element of employee compensation, we do not have a formal policy with respect to the timing of stock option grants, and we did not grant stock options or stock appreciation rights in 2025.

Outstanding Equity Awards at 2025 Fiscal Year-End
The following table reflects information regarding outstanding stock awards held by our NEOs as of December 31, 2025.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Scott Bender	3/10/2023	7,638(2)	$348,904
	3/11/2024	16,571(4)	756,963	49,714(5)	$2,270,936
	3/10/2025	20,133(7)	919,675	40,266(8)	1,839,351
Joel Bender	3/10/2023	7,638(2)	$348,904
	3/11/2024	16,571(4)	756,963	49,714(5)	$2,270,936
	3/10/2025	20,133(7)	919,675	40,266(8)	1,839,351
Stephen Tadlock	3/10/2023	81,467(3)	$3,721,413
	3/10/2023	4,583(2)	209,351
	3/10/2023	3,395(2)	155,084
	3/11/2024	9,943(4)	454,196	29,830(5)	$1,362,634
	3/10/2025	12,080(7)	551,814	24,160(8)	1,103,629
Jay A. Nutt	6/3/2024	5,884(6)	$268,781	17,654(5)	$806,435
	3/10/2025	8,053(7)	367,861	16,106(8)	735,722
Steven Bender	3/10/2023	81,467(3)	$3,721,413
	3/10/2023	4,583(2)	209,351
	3/11/2024	9,943(4)	454,196	29,830(5)	$1,362,634
	3/10/2025	12,080(7)	551,814	24,160(8)	1,103,629

(1)    The market value of these units is based on $45.68 per share, the closing price of the Company’s Class A Common Stock on December 31, 2025, the last trading day of the fiscal year.
(2)     Reflects RSUs which vested on March 10, 2026.
(3)     Reflects RSUs which cliff vest on March 10, 2027.
(4)     Reflects RSUs which vested or vest, as applicable over two years in equal annual installments on March 11, 2026 and March 11, 2027.
(5)     Reflects PSUs, for which the performance period concludes on December 31, 2026, with vesting subject to the Company’s satisfaction of ROCE performance targets. In accordance with SEC rules, these are reported at the maximum level of performance.
(6)     Reflects RSUs which vest over two years in equal installments on June 3, 2026 and June 3, 2027.
(7)     Reflects RSUs which vested or vest, as applicable over three years in equal installments on March 10, 2026, March 10, 2027 and March 10, 2028.

(8)    Reflects PSUs, for which the performance period concludes on December 31, 2027, with vesting subject to the Company's satisfaction of ROCE performance targets. In accordance with SEC rules, these are reported at the maximum level of performance.
Stock Vested
The following table provides information for our NEOs on the number of shares of Class A Common Stock acquired upon the vesting of RSU and PSU awards in 2025 and the value realized, in each case before payment of any applicable withholding tax.

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Pre-tax Value Realized on Vesting ($)
Scott Bender	68,209	$3,124,076
Joel Bender	68,209	3,124,076
Stephen Tadlock	43,028	1,967,979
Jay A. Nutt	2,943	129,786
Steven Bender	39,634	1,814,434

(1)     Reflects shares received pursuant to RSU and PSU awards vesting in 2025. The value realized upon vesting of these awards represents the aggregate dollar amount realized by the NEO upon vesting computed by multiplying the number of shares of stock by the closing price of the underlying shares on the applicable vesting dates. For Messrs. Scott Bender, Joel Bender, Stephen Tadlock and Steven Bender, RSUs vested on March 10, 2025 and March 11, 2025 and the closing price of the Class A Common Stock was $45.24 and $46.47, respectively, and PSUs, for which the performance period concluded on December 31, 2025 and the applicable closing price of the Class A Common Stock on the applicable issue date was $45.68. For Mr. Jay Nutt, RSUs vested on June 3, 2025 and the closing price of the Class A Common Stock was $44.10.
Pension Benefits and Nonqualified Deferred Compensation
We have not maintained, and do not currently maintain, a defined benefit pension plan or a nonqualified deferred compensation plan providing for retirement benefits.
Potential Payments Upon Termination or Change of Control
Each of our NEOs may be entitled to certain severance and other benefits upon a termination of employment under their respective award agreements and employment agreements, as described in further detail below. The description of the relevant terms of such award agreements and employment agreements set forth below does not purport to be a complete description of all of the provisions of any such agreements and is qualified in its entirety by reference to the forms of award agreements and severance agreements previously filed.
Employment Agreements
Scott Bender and Joel Bender Employment Agreements
We have entered into employment agreements with Messrs. Scott and Joel Bender. The Employment Agreements do not provide for accelerated or enhanced cash payments or health and welfare benefits upon a change in control but do provide for salary continuation payments and subsidized health and welfare benefits upon the termination of the executive’s employment for “good reason” or without “cause.” To receive benefits under the Employment Agreements, the executive officer will be required to execute a release of all claims against the Company.

Termination for Good Reason or Without Cause. If either Scott or Joel Bender terminates his employment for “good reason” or is terminated by us without “cause,” he will be entitled to receive as severance, in addition to any amounts earned and unpaid through the date of termination, his then‑current base salary and benefits (except car and expense reimbursement benefits) for one year from the date of termination, paid in lump sum within 60 days after the executive’s separation from service.
Termination Due to Disability. If either Scott or Joel Bender’s employment is terminated by either us or the executive due to disability, he will be entitled to receive as severance his then‑current base salary and benefits through the remainder of the calendar month during which such termination is effective and for the lesser of (a) six consecutive months thereafter or (b) the date on which disability insurance benefits commence under any disability insurance coverage which may be provided by us, paid in lump sum within 30 days after the executive’s termination due to disability.
Termination Due to Death. If either Scott or Joel Bender’s employment is terminated due to death, his estate will be entitled to receive his then‑current base salary and accrued benefits through the end of the calendar month in which his death occurs, paid in lump sum within 30 days after the executive’s termination due to death.
For purposes of Scott and Joel Bender’s Employment Agreements:
•The term “cause” means the executive (i) is convicted of, or enters a nolo contendre or guilty plea with respect to, a crime involving fraud, theft, embezzlement or other act of material dishonesty or the Board’s loss of confidence in the executive because he is convicted of, or enters a nolo contendre or guilty plea with respect to, any felony or crime involving moral turpitude; (ii) commits any other material breach of any of the provisions of his Employment Agreement other than a breach which (being capable of being remedied) is remedied by him within 14 days of being called upon to do so in writing by us; or (iii) fails to perform his duties and responsibilities (other than a failure from disability) for a period of 30 consecutive days.
•The term “good reason” means any of the following: (i) we commit any material breach of the provisions of the executive’s Employment Agreement; (ii) we assign the executive to a position, responsibilities or duties of a materially lesser status or degree of responsibility than his position, responsibilities or duties as of the effective date of the Employment Agreement; (iii) the requirement by us that the executive be based anywhere other than Houston, Texas, provided that such a change in geographic location be deemed material; or (iv) any decrease of more than 10% in the executive’s base salary as of the effective date of the Employment Agreement. In any case, the executive must provide written notice of termination for good reason within 90 days of the initial existence of the condition at issue, and we will have the opportunity to cure such circumstances within a 30‑day period of receipt of such notice.
Stephen Tadlock Offer Letter
Pursuant to the terms of his offer letter, Mr. Tadlock will be eligible to receive six months of severance should a merger or sale transaction result in Mr. Tadlock being terminated by the new entity.
LTIP Awards
Annual Award Agreements
The Company’s annual RSU award agreements (and the RSU award agreement governing Mr. Nutt's June 2024 award) provide that restricted stock units will become fully vested on, for all outstanding awards (i) the date a Change of Control occurs, or (ii) the termination of an employee’s employment due to his or her death or a Disability, and for awards granted prior to March 10, 2025, upon the employee's Normal Retirement. As used in the annual RSU award agreements, “Disability” means that the employee is unable to perform the essential functions of their duties for three consecutive months, or three months during any six-month period, as determined after an examination by a medical doctor selected by written agreement of the employee and the Company. As used in the RSU award agreements for awards granted prior to March 10, 2025, "Normal Retirement" means an employee's separation from service without Cause on or following the age of 65. For purposes of the annual RSU award agreements, “Cause” means the employee (i) is convicted of, or enters a nolo contendere or guilty plea with respect to a crime involving fraud, theft, embezzlement or other act of material dishonesty, the Board’s loss of confidence in the employee because he or she is convicted of or enters a nolo contendere or guilty plea with respect to any felony or crime involving moral turpitude; (ii) commits any other material breach of any of the provisions of their employment agreement with the Company (if applicable) or any material employment contract, policy or agreement the employee has entered into with the Company, other than a breach which (being capable of being remedied) is remedied by the employee within fourteen days of being called upon to do so in writing by the Company; or (iii) fails to perform their duties and responsibilities (other than a failure resulting from Disability).
The Company’s PSU award agreements provide that, for all awards, 100% of target PSUs shall immediately become earned units upon the employee’s termination of employment due to death or Disability, and for awards granted prior to March 10, 2025, the employee's Normal Retirement. As used in the PSU award agreement, the term “Disability” means an employee’s inability to perform the essential functions of their duties for three consecutive months or three months during any six-month period, and the term "Normal Retirement" means an empmloyee's separation from service without Cause on or following the age of 65. In the event of a change in control, the performance period will be deemed to have ended, and the Company shall calculate the number of earned units to which the employee is entitled (if any) based on actual performance during the truncated period.
Supplemental Awards
In 2023, Messrs. Tadlock and Steven Bender were each granted a supplemental RSU award (the "Tadlock RSUs" and the "Steven Bender RSUs", respectively), which RSU award agreements provide that the restricted stock units will become fully vested on (i) the date a Change in Control occurs, (ii) the termination of either of Messrs. Tadlock’s or Steven Bender’s employment due to his death or Disability or (iii) upon either Messrs. Tadlock's or Steven Bender's Normal Retirement. Upon a termination without Cause, a pro rata portion of the Tadlock RSUs and Steven Bender RSUs, based on the time employed over the vesting period, will vest. Each of Disability, Normal Retirement and Cause have the same definitions ascribed thereto in the annual RSU award agreements.
Management Incentive Plan Awards
The Company’s Management Incentive Plan provides that participants whose employment ends before the bonus payments are made forfeit all rights to participate in the Management Incentive Plan and to receive any bonus relating to prior service, except for the following:
•Injury, disability or ill-health (as determined by the Compensation Committee);
•Change of control; or
•Death.
Quantification of Payments
Shown in the table below are potential payments upon the assumed (i) involuntary not for Cause termination or termination by the NEO for “Good Reason,” (an “Involuntary Termination”) other than during the 24-month period following a Change of Control, or (ii) Involuntary Termination during the 24-month period following a Change of Control of the Company, occurring as of December 31, 2025. In addition, the table that follows shows the potential payments upon the hypothetical (i) disability, retirement or death of our NEOs, and (ii) Change of Control of the Company, in each case, occurring as of December 31, 2025. The table includes estimated amounts because actual amounts to be paid can only be determined at the time of such executive’s separation from the Company or upon a Change of Control.

		Potential Payments Upon Termination and Change of Control
Executive Benefits and Payments Upon Separation		Termination for Cause	Involuntary Termination without a Change of Control	Involuntary Termination with a Change of Control	Disability	Death	Change of Control (No Termination)
Scott Bender	Compensation:
	Cash Severance	$—	$450,000	$450,000	$225,000	$37,500	$—
	Stock Awards(1)	—	2,241,335(4)	6,135,829	4,080,686	4,080,686	6,135,829
	Performance Cash Awards(2)	—	—	222,788	222,788	222,788	222,788
	Benefits & Perquisites:
	Health and Welfare Benefits(3)	—	15,238	15,238	7,619	1,270	—
Total		$—	$465,238	$6,823,855	$4,536,093	$4,342,244	$6,358,617
Joel Bender	Compensation:
	Cash Severance	$—	$450,000	$450,000	$225,000	$37,500	$—
	Stock Awards(1)	—	2,241,335(4)	6,135,829	4,080,686	4,080,686	6,135,829
	Performance Cash Awards(2)	—	—	222,788	222,788	222,788	222,788
	Benefits & Perquisites:
	Health and Welfare Benefits(3)	—	15,238	15,238	7,619	1,270	—
Total		$—	$465,238	$6,823,855	$4,536,093	$4,342,244	$6,358,617
Stephen Tadlock	Compensation:
	Cash Severance	$—	$—	$225,000	$—	$—	$—
	Stock Awards(1)	—	—	7,558,121	6,324,990	6,324,990	7,558,121
	Performance Cash Awards(2)	—	—	178,230	178,230	178,230	178,230
	Benefits & Perquisites:
	Health and Welfare Benefits(3)	—	—	—	—	—	—
Total		$—	$—	$7,961,351	$6,503,220	$6,503,220	$7,736,351
Jay A. Nutt	Compensation:
	Cash Severance	$—	$—	$—	$—	$—	$—
	Stock Awards(1)	—	—	2,178,799	1,407,721	1,407,721	2,178,799
	Performance Cash Awards(2)	—	—	178,230	178,230	178,230	178,230
	Benefits & Perquisites:
	Health and Welfare Benefits(3)	—	—	—	—	—	—
Total		$—	$—	$2,357,029	$1,585,951	$1,585,951	$2,357,029
Steven Bender	Compensation:
	Cash Severance	$—	$—	$—	$—	$—	$—
	Stock Awards(1)	—	—	7,403,038	6,196,906	6,196,906	7,403,038
	Performance Cash Awards(2)	—	—	178,230	178,230	178,230	178,230
	Benefits & Perquisites:
	Health and Welfare Benefits(3)	—	—	—	—	—	—
Total		$—	$—	$7,581,268	$6,375,136	$6,375,136	$7,581,268

(1)     Reflects the value of unvested annual RSU and PSU awards as of December 31, 2025 that would be accelerated as a result of the separation event or change in control based on the Company’s stock price of $45.68, which was the closing market price of the Company’s Class A Common Stock as of December 31, 2025, the last trading day of the fiscal year. In the event of an NEO’s death or disability or upon a change in control, all unvested RSUs would have vested. For PSUs, (i) upon an NEO’s death or disability, the PSUs would have vested at 100% and (ii) upon a change in control, the performance period is deemed to have ended and a calculation is made to determine the number of earned units for the truncated period. As of December 31, 2025, the Company’s ROCE performance relating to the 2024 PSU grants exceeded the maximum level as of December 31, 2025; therefore, the PSUs would have vested at 200% upon a change in control event. The Company’s 2025 ROCE performance for the 2025 PSU grants approximated the maximum threshold; therefore, the PSUs are reflected at 200% upon a change-in-control event.
(2)    Reflects each NEO’s 2025 performance cash award earned under the Company’s short-term incentive program.
(3)     Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of the NEO under the Company’s health and welfare benefit plans for the applicable continuation period specified in the Executive Agreements.
(4)     Due to Messrs. Scott and Joel Bender’s eligibility for “Normal Retirement” treatment under the RSU and PSU award agreements, in the event of a separation from service without cause, this reflects the value of unvested RSUs and PSUs granted prior to March 10, 2025 held by Messrs. Scott and Joel Bender as of December 31, 2025 that would be accelerated upon their “Normal Retirement.”
2025 Chief Executive Officer Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees (other than the Chief Executive Officer) and the annual total compensation of Scott Bender, our Chief Executive Officer.
For 2025, our last completed fiscal year:
•Scott Bender had total annual compensation of $2,524,459 as reflected in the Summary Compensation Table.
◦Our median employee’s annual total compensation was $107,002.
◦As a result, we estimate that Scott Bender’s 2025 annual total compensation was approximately 24 times that of our median employee.
•To identify the median employee, we took the following steps:
◦We determined that, as of December 1, 2025, our employee population consisted of 1,536 individuals. This population consisted of our full-time and part-time employees (including both active employees and employees on leave as of December 1, 2025).
◦We selected December 1, 2025 as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner.
◦We used a consistently applied compensation measure to identify our median employee by comparing the actual amount of salary or wages as reflected in our payroll records. Compensation was annualized for employees that were not employed by us for all of 2025.
◦For our employees located outside of the United States, we obtained similar payroll records and converted such information into U.S. dollars using the year-end currency exchange rate.
•To determine the annual total compensation of our median employee and our Chief Executive Officer, we took the following steps:
◦After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2025 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

◦With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2025 Summary Compensation Table.
Pay Versus Performance

					Value of Initial Fixed $100
					Investment Based on:		In thousands
Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total for Non-CEO NEOs(3)	Average Compensation Actually Paid to Non-CEO NEOs(2)(3)	Total Shareholder Return	Peer Group Total Shareholder Return(4)	Net Income	Adjusted EBITDA
2025	$2,524,459	$1,063,418	$1,858,888	$469,235	$174.76	$181.73	$201,642	$352,954
2024	3,308,588	5,000,453	1,934,003	4,063,544	$220.71	$175.53	232,758	392,050
2023	2,859,557	2,316,826	3,263,982	3,712,912	$174.15	$198.71	214,840	398,065
2022	3,052,475	4,343,372	2,037,769	2,931,606	$192.79	$194.98	145,122	227,925
2021	2,031,846	3,713,542	1,358,309	2,045,335	$146.11	$120.74	67,470	120,335

(1)     The dollar amounts reported are the amounts of total compensation reported for our CEO, Mr. Scott Bender, in the Summary Compensation Table for the fiscal years presented.
(2)    The dollar amounts reported represent the amount of “compensation actually paid” or “CAP”, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amounts of compensation paid to our CEO or other NEOs during the applicable year, but do include the year-end value of equity awards granted during the reported year and the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested or were forfeited, or through the end of the reported fiscal year.
(3)    For 2025, reflects compensation information for our NEOs, other than our CEO, as described in the CD&A in this proxy statement. For 2024, reflects compensation information for Mr. Joel Bender, Mr. Tadlock, Mr. Nutt, Mr. Alan Keifer (our former interim Chief Financial Officer) and Mr. Steven Bender. For 2023, reflects compensation information for Mr. Joel Bender, Mr. Tadlock, Mr. Keifer, Mr. Steven Bender and Mr. William Marsh. For 2022, reflects compensation information for Mr. Joel Bender, Mr. Tadlock, Mr. Steven Bender and Mr. William Marsh. For 2021, reflects compensation information for Mr. Joel Bender, Mr. Tadlock, Mr. Steven Bender and Mr. David Isaac, our former General Counsel who was also an NEO in 2021.
(4)    Reflects cumulative total shareholder return of the PHLX Oil Service Index for each applicable fiscal year calculated based on a fixed investment of $100 and assuming dividends are reinvested. The PHLX Oil Service Index is the peer group used for purposes of Item 201(e) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in Cactus’ Annual Report on Form 10-K for the year ended December 31, 2025.
To calculate the amounts in the “Compensation Actually Paid to CEO” and “Average Compensation Actually Paid to Non-CEO NEOs” columns in the table above, the following amounts were deducted from and added to (as applicable) our CEO’s “Total” compensation and the average of our NEOs’ other than our CEO’s “Total” compensation, in each case, as reported in the Summary Compensation Table:

	As Reported in Summary Compensation Table(1)		Equity Award Adjustments

Year	Total	Stock Awards	Fair Value at Year End of Unvested RSUs and PSUs that were Granted in Current Year(2)	Increase/(Decrease) in Fair Value at End of Year of Unvested RSUs and PSUs from End of Prior Year(3)	Increase/(Decrease) in Fair Value at Vesting Date of RSUs and PSUs from End of Prior Year(4)	Fair Value as of Prior Year End of RSUs and PSUs Granted in Prior Year that Failed to Vest(5)	Total Compensation Actually Paid

CEO
2025	$2,524,459	$(1,821,634)	$1,839,351	$(622,157)	$(856,601)	$—	$1,063,418
2024	3,308,588	(2,316,672)	2,901,309	578,638	528,590	—	5,000,453
2023	2,859,557	(1,951,730)	2,080,500	(194,818)	(476,683)	—	2,316,826
2022	3,052,475	(2,158,932)	1,948,078	694,224	1,226,233	(418,706)	4,343,372
2021	2,031,846	(1,533,220)	1,781,281	1,198,870	234,765	—	3,713,542

Non-CEO NEOs
2025	$1,858,888	$(1,184,067)	$1,195,583	$(916,092)	$(485,077)	$—	$469,235
2024	1,934,003	(1,189,444)	1,853,339	1,146,377	319,269	—	4,063,544
2023	3,263,982	(2,576,269)	3,432,830	(110,944)	(296,687)	—	3,712,912
2022	2,037,769	(1,279,169)	1,185,885	327,583	823,993	(164,455)	2,931,606
2021	1,358,309	(824,882)	958,359	565,614	175,583	(187,648)	2,045,335
(1)     Reflects, for Mr. Scott Bender, the applicable amounts reported in the “Summary Compensation Table Total for CEO” column in the table above and the “Stock Awards” column in the Summary Compensation Table, and for the Non-CEO NEOs, the amounts reported in the “Average Summary Compensation Table Total for Non-CEO NEOs” column in the table above and the average of the amounts reported in the “Stock Awards” column in the Summary Compensation Table.
(2)     Reflects the fair value, with respect to Mr. Scott Bender, and the average of the fair value, with respect to the Non-CEO NEOs, as of the end of the covered year of RSUs and PSUs granted in the covered year that were outstanding and unvested (in whole or in part) as of the end of the covered year.
(3)     Reflects the change in fair value, with respect to Mr. Scott Bender, and the average of the change in fair value, with respect to the Non-CEO NEOs, from the end of the prior year to the end of the covered year of RSUs and PSUs granted in a prior year that remained outstanding and unvested (in whole or in part) as of the end of the covered year.
(4)     Reflects the change in fair value, with respect to Mr. Scott Bender, and the average of the change in fair value, with respect to the Non-CEO NEOs, from December 31 of the prior fiscal year to the vesting date in the covered year, when such awards were granted in a prior year.
(5)     Reflects the fair value, with respect to Mr. Scott Bender, and the average of the fair value, with respect to the Non-CEO NEOs, in each case, as of the end of the prior year of awards granted in a prior fiscal year that failed to meet the applicable vesting conditions during the covered year.

Description of Relationships Between Pay and Performance

Financial Performance Measure Used by the Company to Link Compensation Actually Paid to the NEOs for the Most Recently Completed Fiscal Year
The following table identifies the three most important financial performance measures used by our Compensation Committee to link the “compensation actually paid” to our CEO and other NEOs in 2025, calculated in accordance with SEC regulations, to Company performance. The role of each of these performance measures on our NEO’s compensation is discussed in the CD&A above.

Financial Performance Measures
Adjusted EBITDA
OCE/revenue
ROCE

Reconciliation of GAAP to Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA are not measures of net income as determined by GAAP. EBITDA and Adjusted EBITDA are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company's computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines EBITDA as net income excluding net interest, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding the other items outlined below. See the following reconciliation (in thousands):

Year Ended December 31, 2025
Net income	$201,642
Interest income, net	(10,962)
Income tax expense	59,027
Depreciation and amortization	63,914
EBITDA	313,621
Other non-operating expense(1)	794
Severance expense(2)	588
Transaction related expenses(3)	13,458
Stock-based compensation	24,493
Adjusted EBITDA	$352,954

(1)     Represents non-cash adjustments for the revaluation of the liability related to the tax receivable agreement.
(2)    Represents non-routine charges related to severance benefits.
(3)    Reflects transaction fees and expenses recorded in connection with the acquisition of a majority interest in Baker Hughes' Surface Pressure Control business and other growth initiatives.

DIRECTOR COMPENSATION
Pursuant to our non-employee director compensation program, in 2025, each non-employee director received the following compensation for his or her service on our Board:
•a cash retainer of $94,000 per year, payable quarterly in arrears;
•an additional cash retainer of $20,000 per year, payable quarterly in arrears if such non‑employee director serves as the chairperson of our Audit Committee and an additional cash retainer of $10,000 per year for each other member of our Audit Committee;
•an additional cash retainer of $10,000 per year, payable quarterly in arrears if such non‑employee director serves as the chairperson of our Compensation Committee and an additional cash retainer of $5,000 per year for each other member of our Compensation Committee;
•an additional cash retainer of $10,000 per year, payable quarterly in arrears if such non‑employee director serves as the chairperson of our Nominating and Governance Committee and an additional $5,000 per year for each other member of our Nominating and Governance Committee; and
•annual equity‑based compensation with an aggregate grant date value of $141,000.
In addition, a cash retainer of $20,000 per year is payable to a non‑employee Chairman of the Board quarterly in arrears. Each director is reimbursed for out‑of‑pocket expenses incurred in connection with attending board and committee meetings.
Messrs. Scott and Joel Bender, as employees of the Company, do not receive compensation for their services as directors in addition to their employee compensation described above. The table below reflects the compensation provided during 2025 to each member of our Board who was not employed by the Company.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Bruce Rothstein(3)	$94,000	$114,186	$208,186
Melissa Law(3)	109,000	114,186	223,186
Michael McGovern	114,000	114,186	228,186
John (Andy) O’Donnell	104,000	114,186	218,186
Gary L. Rosenthal	109,000	114,186	223,186
Alan Semple	119,000	114,186	233,186
Tym Tombar	109,000	114,186	223,186

(1)     The amounts shown in this column reflect cash fees earned by each director during 2025 and does not reflect any reimbursements for expenses incurred while attending board or committee meetings.
(2)     Amounts reported in this column represent the grant date fair market value determined in accordance with FASB ASC Topic 718 of restricted stock units granted during 2025 (granted on March 10, 2025).
(3)     Mr. Rothstein and Ms. Law will not stand for re-election at the Annual Meeting.

Consistent with the director compensation program described above, on March 10, 2025, the Compensation Committee made grants of 2,524 restricted stock units at a fair value of $45.24 per share to each of our non-employee directors. These awards of restricted stock units will vest in full on the first anniversary of the date of grant and are subject to forfeiture pursuant to the terms of the notice of grant and award agreement under which they were granted as well as the terms of the LTIP on that date.

As of December 31, 2025, the aggregate number of unvested restricted stock unit awards held by non-employee directors were as follows:

Name	Stock Awards (#)(1)
Bruce Rothstein	2,524
Melissa Law	2,524
Michael McGovern	2,524
John (Andy) O’Donnell	2,524
Gary L. Rosenthal	2,524
Alan Semple	2,524
Tym Tombar	2,524

(1)     RSUs vested on March 10, 2026.

CORPORATE GOVERNANCE
Composition of our Board

Our business and affairs are managed under the direction of our Board. Our Board currently consists of nine members, including our Chief Executive Officer. Effective immediately before the Annual Meeting, the size of the Board will be reduced to eight members.
In evaluating director candidates, our Board will assess whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance our Board’s ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of committees of our Board to fulfill their duties. Prior to the 2025 annual meeting of stockholders, our Board had been divided into three classes serving staggered three-year terms. In connection with the 2024 annual meeting of stockholders, the Company's stockholders approved amendments to the Charter to remove the three separate classes of directors of the Board and replace them with one class of directors over a three-year phase-in period. As a result, (i) the Class II directors were elected at the 2025 annual meeting of stockholders to serve for a term of one year, (ii) the Class II and III directors will be elected at the Annual Meeting to serve for a term of one year, and (iii) the Class I, II and III directors will be elected at the 2027 annual meeting of stockholders to serve for a term of one year, at which time all directors will be elected to serve for one year terms at all subsequent annual meetings of stockholders.

Our Board has reviewed the independence of our current directors using the independence standards of the New York Stock Exchange (“NYSE”) and the SEC, and based on this review, determined that Messrs. McGovern, O’Donnell, Rosenthal, Rothstein, Semple and Tombar and Ms. Law are independent within the meaning of the NYSE listing standards currently in effect and within the meaning of Section 10A-3 of the Exchange Act. In addition, our Board has determined that our first-time nominee for director, Tana Utley, is also independent based on those standards.
Committees of our Board
We have a standing Audit Committee, Compensation Committee and a Nominating and Governance Committee. Below is a summary of our committee structure and membership information as of March 27, 2026. The Board will determine Ms. Utley's committee assignments following her election to the Board:

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Melissa Law	Member	Member
Michael McGovern	Member	Chairman
John (Andy) O’Donnell		Member	Member
Gary Rosenthal		Member	Chairman
Alan Semple	Chairman		Member
Tym Tombar	Member	Member
Audit Committee
Rules implemented by the NYSE and the SEC require us to have an Audit Committee comprised of at least three directors who meet the independence and experience standards established by the NYSE and the Exchange Act. Our Audit Committee is currently comprised of Messrs. Semple, McGovern and Tombar and Ms. Law, each of whom are independent under the rules of the SEC. SEC rules also require that a public company disclose whether or not its audit committee has an “audit committee financial expert” as a member. An “audit committee financial expert” is defined as a person who, based on his or her experience, possesses the attributes outlined in such rules. Our Board has determined that Messrs. Semple, McGovern and Tombar satisfy the definition of an “audit committee financial expert.” Mr. Semple serves as the chairman of the Audit Committee.

The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to our Board, including: the selection of our independent accountants, the scope of our annual audits, fees to be paid to the independent accountants, the performance of our internal audit function and our independent accountants and our accounting practices. The Audit Committee also assists the Board in fulfilling its risk management oversight responsibilities by overseeing our major financial and information technology risk exposures and the steps our management has taken to monitor and control these exposures. In addition, the Audit Committee assists our Board in fulfilling its oversight responsibilities regarding our compliance programs relating to legal and regulatory requirements. We have adopted an Audit Committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and applicable stock exchange or market standards. Our Audit Committee charter is available on our website at www.cactuswhd.com by selecting "Investors" and then "Governance & Sustainability Documents."
Compensation Committee
Our Compensation Committee is currently comprised of Messrs. McGovern, O’Donnell, Rosenthal and Tombar and Ms. Law, all of whom meet the independence standards established by the NYSE. Mr. McGovern serves as the chairman of the Compensation Committee. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees. The Compensation Committee also administers our incentive compensation plans. We have adopted a Compensation Committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and applicable stock exchange or market standards. Our Compensation Committee charter is available on our website at www.cactuswhd.com by selecting "Investors" and then "Governance & Sustainability Documents."
Nominating and Governance Committee
Our Nominating and Governance Committee is currently comprised of Messrs. Rosenthal, O'Donnell and Semple, all of whom meet the independence standards established by the NYSE. Mr. Rosenthal serves as the chairman of the Nominating and Governance Committee. The Nominating and Governance Committee identifies, evaluates and recommends qualified nominees to serve on our Board, develops and oversees our internal corporate governance processes and the Nominating and Governance Committee will consider candidates for director nomination recommended by any stockholder, provided that such recommendations are properly submitted. Our Nominating and Governance Committee identified Ms. Utley as a candidate and used third-party search firm to assist in the recruitment and evaluation of Ms. Utley. For information regarding recommending a candidate for nomination as a director for the 2027 Annual Meeting of Stockholders and the procedures to be followed, please see the section of this Proxy Statement below entitled “Stockholder Proposals; Identification of Director Candidates.” We have adopted a Nominating and Governance Committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and applicable stock exchange or market standards. Our Nominating and Governance Committee charter is available on our website at www.cactuswhd.com by selecting "Investors" and then "Governance & Sustainability Documents."
Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics applicable to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions and is available on our website at www.cactuswhd.com by selecting "Investors" and then "Governance & Sustainability Documents." We will provide a copy of this document to any person, without charge, upon request, by writing to us at Cactus, Inc., Investor Relations, 920 Memorial City Way, Suite 300, Houston, Texas 77024. We intend to satisfy the disclosure requirement under Item 406 of Regulation S-K regarding amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics by posting such information on our website at the address and the location specified above.

Corporate Governance Guidelines
Our Board believes that sound governance and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s “Corporate Governance Guidelines” covers the following principal subjects:
•the size of the Board;
•qualifications and independence standards for the Board;
•director responsibilities;
•Board leadership;
•meetings of the Board and of non-employee directors;
•committee functions and independence of committee members;
•compensation of the Board;
•self-evaluation and succession planning;
•ethics and conflicts of interest;
•stockholder communications with directors; and
•access to senior management and to independent advisors.
The Corporate Governance Guidelines are posted on our website at www.cactuswhd.com by selecting "Investors" and then "Governance & Sustainability Documents." The Corporate Governance Guidelines are reviewed periodically and as necessary by our Board for its approval. The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.
Proxy Access
Our amended and restated bylaws permit a stockholder (or a group of up to 20 stockholders) owning 3% or more of the Company’s outstanding voting power entitled to vote generally in the election of directors continuously for at least three years, subject to certain limitations, to nominate and include in the Company’s proxy statement director candidates constituting up to the greater of two individuals or 20% of our Board, if the nominating stockholder(s) and the nominee(s) satisfy the requirements specified in the Company’s bylaws. For information regarding how to include a director nominee in the Company’s proxy materials for the 2027 Annual Meeting of Stockholders, please see the section of this Proxy Statement below entitled “Stockholder Proposals; Identification of Director Candidates.”
Anti-Hedging and Pledging Policies
Our directors and executive officers are prohibited from hedging their ownership of Company stock. Furthermore, our directors and executive officers are prohibited from pledging their Company stock.

Trading Policies and Procedures

The Company has a Trading Policy governing the purchase, sale and other dispositions of our securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards. A copy of the policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2025.

We have also implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the listing standards applicable to the Company.

Board Leadership
Our Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company. Our Board’s responsibility is one of oversight, and in performing its oversight role, our Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with our stockholders.
In accordance with our Corporate Governance Guidelines, our Board selects the Company’s Chairman and the Company’s CEO in any way it considers in the best interests of the Company and, accordingly, does not have a policy on whether the roles of Chairman and CEO should be separate or combined and, if separate, whether the Chairman should be selected from the independent directors. At the present time, Scott Bender serves as Chairman and CEO. Our board believes that our CEO is well suited to serve as the Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities for the Company, leading the board in discussions regarding our business and strategic direction, and focusing the board on execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the Company and industry, while our CEO brings significant financial and operational experience based on his past and present senior policy making positions. Our board believes that the combined role of Chairman CEO promotes strategy development and execution, and facilitates information flow between management and the board.
In connection with Mr. Scott Bender’s appoint as Chairman, our Board affirmed its commitment to having strong independent leadership by unanimously appointing Mr. Rosenthal as Lead Independent Director. As Lead Independent Director, Mr. Rosenthal, among other things, establishes the agenda for and presides over meetings of the independent directors, presides over any portions of meetings of the Board of Directors at which the evaluation or compensation of the CEO is presented or discussed and presides over any portions of meetings of the Board of Directors at which the performance of the Board of Directors is presented or discussed.
Executive Sessions of Non-Employee Directors
Our Board holds regular executive sessions in which the non-employee directors meet without any members of management present. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors. Mr. Rosenthal, as Lead Independent Director, presides over the executive sessions of the non-employee directors.
Communications with the Board
Stockholders and any other interested parties may send communications to our Board, any committee of our Board, the Chairman of the Board or any other director in particular to: Cactus, Inc., 920 Memorial City Way, Suite 300 Houston, Texas 77024 Attention General Counsel. Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication. Our General Counsel will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by our Board relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by our Board. To the extent the subject matter of a communication relates to matters that have been delegated by our Board to a committee or to an executive officer of the Company, then our General Counsel may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of our Board or an executive officer does not imply or create any fiduciary duty of our Board members or executive officer to the person submitting the communications.

Oversight of Risk Management
Risk assessment, management and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us, including information security and cybersecurity risks. Throughout the year, senior management reviews these risks at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, finance and reporting, legal and compliance, and other risks and presents the steps taken by management to mitigate such risks.
Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole. Our Board is responsible for monitoring and assessing strategic risk exposure, and the Audit Committee assists our Board in fulfilling its oversight responsibilities by overseeing our major financial and information technology risk exposures and the steps our management has taken to monitor and control these exposures.
Specific to information security and cybersecurity risks, our Audit Committee is responsible for oversight of our programs and procedures related to cybersecurity risk. Management provides periodic reports to the Audit Committee on cybersecurity risk. The Audit Committee reports significant findings from these reports to the full Board of Directors
Additionally, our Compensation Committee assists our Board with overseeing the management of risks relating to our compensation arrangements with senior officers and our Nominating and Governance Committee assists our Board with risks associated with succession planning and the independence of our Board.
Management prepares an annual Enterprise Risk Management (“ERM”) report for the Board. A preliminary draft of the ERM is presented to the Audit Committee for review for its input. That input is incorporated into the final report that is presented to and discussed with the Board. That report also addresses environmental, social and governance risk facing the Company and identifies specific ways the Company can mitigate those risks. In 2025 the Company published its 2024 Sustainability Report, which is available at www.cactuswhd.com by selecting "Investors" and then "Governance & Sustainability Documents," to provide investors with more insight to the Company's environmental, social and governance programs and mitigation actions. As discussed above, risks specific to information security and cybersecurity are discussed with and presented to our Board as well as the audit committee on a quarterly basis.
Attendance at Annual Meetings
While we have no formal policy regarding director attendance at the annual meetings of stockholders, directors are encouraged to attend our annual meetings, if practicable. All of the directors attended our annual meeting held in 2025.
Board and Committee Meeting Attendance
During 2025, the entire Board held eleven meetings, the Audit Committee held four meetings, the Nominating and Governance Committee held three meetings and the Compensation Committee held five meetings. Each of our directors attended more than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by all committees on which he or she served (held during the period that he or she served).

Compensation Committee Interlocks and Insider Participation
During 2025, our Compensation Committee consisted of Messrs. McGovern, O’Donnell, Rosenthal and Tombar and Ms. Law. During 2025, no member of the Compensation Committee was or had been an officer or employee of the Company or had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. In 2025, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board or the Compensation Committee of Cactus Inc.
Involvement in Certain Legal Proceedings
During the past 10 years, none of our directors, director nominees or executive officers has had any involvement in such legal proceedings as would be material to an evaluation of his or her ability or integrity.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than ten percent of our Class A common stock, to file reports of ownership and changes in ownership with the SEC. Based solely on a review of the copies of these reports filed with the SEC and written representations made to us by our executive officers and directors, we believe that these persons complied with all applicable filing requirements during the years ended December 31, 2025, except that one late Form 4 was filed by each of Messrs. Scott Bender, Joel Bender, Steven Bender, Stephen Tadlock and William Marsh to report two transactions by each of them and, one late Form 4 was filed by Joel Bender to report three transactions, in each case, due to an inadvertent administrative error.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 18, 2026, unless otherwise noted, by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each NEO of the Company, (iii) each director and director nominee of the Company and (iv) all directors and executive officers as a group. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Class A common stock issuable upon the vesting of RSUs held by that person that will vest within 60 days of March 18, 2026, are deemed to be issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of any other stockholder. All of such information is based on publicly available filings, unless otherwise known to us from other sources. As of March 18, 2026, 69,415,429 shares of our Class A Common Stock and 10,758,435 shares of our Class B Common Stock were outstanding. Unless otherwise noted, the mailing address of each person or entity named below is 920 Memorial City Way, Suite 300 Houston, Texas 77024.

	Shares Beneficially Owned by Certain Beneficial Owners and Management(1)
	Class A Common Stock		Class B Common Stock		Combined Voting Power(2)
	Number	% of class	Number	% of class	Number	% of class
5% Stockholders:
Cactus WH Enterprises, LLC(3)	—	—%	9,486,249	88.2%	9,486,249	11.8%
FMR LLC(4)	4,434,833	6.4%	—	—%	4,434,833	5.5%
BlackRock, Inc.(5)	9,752,293	14.0%	—	—%	9,752,293	12.2%
Wellington Management Group LLP(6)	3,963,961	5.7%	—	—%	3,963,961	4.9%
Directors and NEOs:
Scott Bender(3)	120,527	*	9,486,249	88.2%	9,606,776	12.0%
Joel Bender(3)(8)	235,185	*	9,486,249	88.2%	9,721,434	12.1%
Stephen Tadlock	82,068	*	—	—%	82,068	*
Jay Nutt	4,042	*	—	—%	4,042	*
Steven Bender	99,241	*	—	—%	99,241	*
Melissa Law	16,091	*	—	—%	16,091	*
Michael McGovern	27,990	*	—	—%	27,990	*
John (Andy) O’Donnell	27,990	*	—	—%	27,990	*
Gary Rosenthal	15,823	*	—	—%	15,823	*
Bruce Rothstein(7)	17,817	*	122,186	1.1%	140,003	*
Alan Semple	39,650	*	—	—%	39,650	*
Tym Tombar	27,527	*	—	—%	27,527	*
Tana Utley	247	*	—	—%	247	*
Directors and executive officers as a group (13 persons)	740,041	1.1%	9,608,435	89.3%	10,348,476	12.9%

*    Less than 1.0%
(1)Subject to the terms of the Cactus Companies LLC Agreement (as defined below), each holder of common units representing limited liability company interests in Cactus Companies (such units, “CC Units” and holders of CC Units, “CC Unit Holders”), subject to certain limitations, has the right (the “CC Unit Redemption Right”) to cause Cactus Companies to acquire all or at least a minimum portion of its CC Units for, at our election, (x) shares of our Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each CC Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (y) an equivalent amount of cash. Alternatively, upon the exercise of the CC Unit Redemption Right, Cactus Inc. (instead of Cactus Companies) will have the right (the “CC Unit Call Right”) to acquire each tendered CC Unit directly from the exchanging CC Unit Holder for, at its election, (x) one share of Class A Common Stock, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (y) an equivalent amount of cash. In connection with any redemption of CC Units pursuant to the CC Unit Redemption Right or our CC Unit Call Right, the corresponding number of shares of Class B Common Stock will be canceled. See “Transactions with Related Persons—Cactus Companies LLC Agreement.” Holders of our Class B Common Stock beneficially own an equal number of CC Units with respect to our subsidiary Cactus Companies. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock, except to the extent this power may be shared with a spouse.
(2)Represents percentage of voting power of our Class A Common Stock and Class B Common Stock voting together as a single class. The CC Unit Holders hold one share of Class B Common Stock for each CC Unit that they own. Each share of Class B Common Stock has no economic rights but entitles the holder thereof to one vote for each CC Unit held by such holder. Accordingly, the CC Unit Holders collectively have a number of votes in Cactus Inc. equal to the number of CC Units that they hold.
(3)Mr. Scott Bender and Mr. Joel Bender control Cactus WH Enterprises, LLC ("Cactus WH Enterprises") and may be deemed to share voting and dispositive power over the 9,486,249 shares listed as being owned by Cactus WH Enterprises and, therefore, will also be deemed to be the beneficial owners of such shares.
(4)Based on Amendment No. 5 to Schedule 13G, filed March 6, 2026 by FMR LLC which states that FMR LLC has sole voting power over 4,430,282 shares of our Class A Common Stock and sole dispositive power over 4,434,833 shares of our Class A Common Stock. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(5)Based on Amendment No. 7 to Schedule 13G, filed on October 17, 2025 by BlackRock, Inc., (“BlackRock”) a parent holding company, which states that BlackRock and its affiliates have sole voting power over 9,621,307 shares of our Class A Common Stock and sole dispositive power over 9,752,293 shares of our Class A Common Stock. All shares covered by such filings are held by BlackRock and/or its subsidiaries. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(6)Based on the Schedule 13G, filed on February 10, 2026 by Wellington Management Group LLP ("Wellington"), a parent holding company, which states that Wellington and its affiliates have shared voting power over 2,962,465 shares of our Class A Common Stock and shared dispositive power over 3,963,961 shares of our Class A Common Stock. The address of Wellington is c/o Wellington Management Company LLP, 280 Congress Street, Boston MA 02210.
(7)The Class B Common Stock held by Mr. Rothstein includes 104,390 shares held in trusts for members of his family.
(8)Includes shares held by various Grantor Retained Annuity Trusts for which Mr. Bender serves as trustee. Mr. Bender disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest.

Changes in Control
We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.
Securities Authorized for Issuance under Equity Compensation Plans
The following table sets forth certain information relating to our LTIP as of December 31, 2025.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights or settlement of restricted stock units (1)	Weighted average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,104,611	N/A	4,866,692
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	1,104,611	N/A	4,866,692

(1)This column reflects all shares of Class A Common Stock subject to RSUs and PSUs (assuming the target level of performance) granted under the LTIP that were outstanding and unvested as of December 31, 2025, which, by their nature, do not have an exercise price. Assuming the PSUs are earned at the maximum level of performance, an additional 178,846 shares would be issued in settlement thereof. No stock options or warrants have been granted under the LTIP. For additional information regarding the LTIP, see “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentives.”
(2)No stock options have been granted under the LTIP, and the RSUs and PSUs reflected in column (a) are not reflected in this column as they do not have an exercise price.
(3)This column reflects the total number of shares of Class A Common Stock remaining available for issuance under the LTIP as of December 31, 2025.

TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures for Review of Related Party Transactions
A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” means:
•any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors or director nominees;
•any person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities;
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, director nominee, executive officer or a beneficial owner of more than 5% of our Common Stock, and any person (other than a tenant or employee) sharing the household of such director, director nominee, executive officer or beneficial owner of more than 5% of our Common Stock; and
•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.
Our Board has adopted a written Related Party Transactions policy. Pursuant to this policy, our Audit Committee has and will continue to review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee takes into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Further, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.
Internal Reorganization
On February 28, 2023, the Company, through one of its subsidiaries, completed its previously announced merger of the FlexSteel business (the “Merger”) through a merger with HighRidge Resources, Inc. and its subsidiaries (“HighRidge), including FlexSteel Holdings, Inc. Subsequent to the Merger, FlexSteel Holdings, Inc. was converted into a limited liability company, now named FlexSteel Holdings, LLC (“FlexSteel”). Also subsequent to the Merger, the Company contributed HighRidge to Cactus Acquisitions LLC (“Cactus Acquisitions”), a newly created entity, whereby HighRidge was converted into a limited liability company. Finally, Cactus Acquisitions contributed FlexSteel to Cactus Companies, which, as described below, had previously acquired all of the outstanding units representing ownership interests in the former operating subsidiary of the Company, Cactus LLC (“CW Units”) in exchange for an equal number of units representing ownership interests in Cactus Companies (“ CC Units") prior to the Merger closing.
On February 27, 2023, in order to facilitate the Merger, an internal reorganization (the “CC Reorganization”) was completed in which Cactus Companies, a wholly-owned subsidiary of the Company formed on February 6, 2023, acquired all of the outstanding CW Units, in exchange for an equal number of CC Units issued to each of the previous owners of CW Units. The Company is a holding company whose only material asset is a direct and indirect equity interest consisting of CC Units following the completion of the CC Reorganization (which were CW Units from the IPO until the CC Reorganization). The Company was the sole managing member of Cactus LLC upon completion of our IPO until the CC Reorganization and became the sole managing member of Cactus Companies upon completion of the CC Reorganization.

In connection with the CC Reorganization, the Company and the remaining owners of CC Units entered into the Amended and Restated Limited Liability Company Operating Agreement of Cactus Companies (the “Cactus Companies LLC Agreement”), which contains substantially the same terms and conditions as the Second Amended and Restated Limited Liability Company Operating Agreement of Cactus LLC, dated as of December 29, 2022 (the “Cactus Wellhead LLC Agreement”).
Cactus Companies LLC Agreement
Under the Cactus Companies LLC Agreement, after the CC Reorganization, each holder of a CC Unit, subject to certain limitations, has the right (the “CC Unit Redemption Right”) to cause Cactus Companies to acquire all or at least a minimum portion of its CC Units for, at Cactus Companies’ election, (x) shares of our Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each CC Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (y) an equivalent amount of cash. Alternatively, upon the exercise of the CC Unit Redemption Right, Cactus Inc. (instead of Cactus Companies) will have the right (the “CC Unit Call Right”) to acquire each tendered CC Unit directly from the exchanging CC Unit Holder for, at its election, (x) one share of Class A Common Stock, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (y) an equivalent amount of cash. In connection with any redemption of CC Units pursuant to the CC Unit Redemption Right or our CC Unit Call Right, the corresponding number of shares of Class B Common Stock will be canceled. In addition, any redemptions involving all of the CC Units held by a CC Unit Holder (subject to the discretion of Cactus Inc. to suspend or otherwise restrict redemptions under certain circumstances) may occur at any time. As the CC Unit Holders redeem their CC Units, our membership interest in Cactus Companies will be correspondingly increased, the number of shares of Class A Common Stock outstanding will be increased, and the number of shares of Class B Common Stock outstanding will be reduced. Prior to the CC Reorganization, there were substantially similar rights with respect to CW Units and Cactus LLC, which we refer to as the "CW Unit Redemption Right' and the "CW Unit Call Right."
Any exercise by Cactus Companies or Cactus Inc. of the right to acquire redeemed CC Units for cash must be approved by our Board. To date, neither Cactus Inc. nor Cactus Companies has elected to acquire CC Units for cash in connection with exchanges by CC Unit Holders. It is the policy of Cactus Inc. that any exercise by Cactus Inc. or Cactus Companies of the right to acquire redeemed CC Units for cash must be approved by a majority of those members of our Board who have no interest in such transaction.
Under the Cactus Companies LLC Agreement, we have the right to determine when distributions will be made to CC Unit Holders and the amount of any such distributions. If we authorize a distribution, generally, such distribution will be made to the holders of CC Units on a pro rata basis in accordance with their respective percentage ownership of CC Units. Cactus Companies may make non-pro rata distributions to its members to fund an acquisition.
The holders of CC Units, including us, will generally incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of Cactus Companies and will be allocated their proportionate share of any taxable loss of Cactus Companies. Net profits and net losses of Cactus Companies generally will be allocated to holders of CC Units on a pro rata basis in accordance with their respective percentage ownership of CC Units, except that certain non pro rata adjustments will be required to be made to reflect built-in gains and losses and tax depletion, depreciation and amortization with respect to such built-in gains and losses. To the extent Cactus Companies has available cash and subject to the terms of any current or future credit agreements or debt instruments, we intend to cause Cactus Companies to make (i) pro rata distributions to the holders of CC Units, including us, in an amount at least sufficient to allow us to pay our taxes and make payments under the Tax Receivable Agreement with TRA Holders (as defined below) and (ii) non pro rata payments to Cactus Inc. to reimburse us for our corporate and other overhead expenses incurred by us in connection with serving as a managing member of Cactus Companies.
The Cactus Companies LLC Agreement provides that, except as otherwise determined by us, at any time we issue a share of our Class A Common Stock or any other equity security, the net proceeds received by us with respect to such issuance, if any, shall be concurrently invested in Cactus Companies, and Cactus Companies shall issue to us one CC Unit or other economically equivalent equity interest. Conversely, if at any time, any shares of our Class A Common Stock are redeemed, repurchased or otherwise acquired, Cactus Companies shall redeem, repurchase or otherwise acquire an equal number of CC Units held by us, upon the same terms and for the same price, as the shares of our Class A Common Stock are redeemed, repurchased or otherwise acquired.
Cactus Companies will be dissolved only upon the first to occur of (i) the sale of substantially all of its assets or (ii) an election by us to dissolve the company. Upon dissolution, Cactus Companies will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including to the extent permitted by law, creditors who are members) in satisfaction of the liabilities of Cactus Companies, (b) second, to establish cash reserves for contingent or unforeseen liabilities and (c) third, to the members in proportion to the number of CC Units owned by each of them.
For the year ended December 31, 2025, Cactus Companies distributed $95.5 million to Cactus Inc. to fund its dividend, TRA liability and estimated tax payments and made pro rata distributions to the other members totaling $15.6 million. One of our independent directors, Bruce Rothstein, has the right to receive pro rata distributions with respect to his percentage ownership of CC Units. During 2025, Mr. Rothstein (directly and through trusts established for the benefit of Mr. Rothstein’s family) received approximately $0.2 million in pro rata distributions from Cactus Companies. During 2025, a company controlled by Scott Bender and Joel Bender received approximately $13.8 million in pro rata distributions with respect to its percentage ownership of CC Units. In addition, Steven Bender received pro rata distributions of approximately $1.5 million during 2025 with respect to his percentage ownership of CC Units.
Tax Receivable Agreement
In connection with our IPO, we entered into the TRA with certain direct and indirect owners of Cactus LLC (the “TRA Holders”). Following completion of the CC Reorganization, the TRA Holders are certain direct and indirect owners of Cactus Companies and prior direct and indirect owners of Cactus LLC.
Cactus LLC made (and, in connection with the completion of the CC Reorganization and the Merger, Cactus Companies made) for itself (and for each of its direct or indirect subsidiaries treated as a partnership for U.S. federal income tax purposes and that it controls) an election under Section 754 of the Internal Revenue Code (the “Code”), effective for 2018 and each taxable year in which a redemption of CW Units pursuant to the CW Unit Redemption Right or the CW Unit Call Right occurred (and, in the Cactus Companies and following the completion of the CC Reorganization and the Merger, effective for 2023 and each taxable year in which a redemption of CC Units pursuant to the CC Unit Redemption Right or the CC Unit Call Right occurs). Pursuant to the Section 754 election, redemptions of CW Units pursuant to the CW Unit Redemption Right or the CW Unit Call Right were expected (and, in the case of redemptions of CC Units pursuant to the CC Unit Redemption Right or the CC Unit Call Right, are expected) to result in adjustments to the tax basis of the tangible and intangible assets of Cactus LLC and Cactus Companies. These adjustments were, and will be, allocated to Cactus Inc. Such adjustments to the tax basis of the tangible and intangible assets of Cactus LLC (or of Cactus Companies) would not have been available to Cactus Inc. absent its acquisition or deemed acquisition of CW Units pursuant to the exercise of the CW Unit Redemption Right or the CW Unit Call Right (or CC Units pursuant to the exercise of the CC Unit Redemption Right or the CC Unit Call Right). In addition, the repayment of borrowings outstanding under the Cactus LLC term loan facility resulted in adjustments to the tax basis of the tangible and intangible assets of Cactus LLC, a portion of which was allocated to Cactus Inc.
These basis adjustments are expected to increase (for tax purposes) Cactus Inc.’s depreciation and amortization deductions and may also decrease Cactus Inc.’s gains (or increase its losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets. Such increased deductions and losses and reduced gains may reduce the amount of tax that Cactus Inc. would otherwise be required to pay in the future.
The TRA generally provides for the payment by Cactus Inc. to each TRA Holder of 85% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax that Cactus Inc. actually realizes or is deemed to realize in certain circumstances as a result of (i) certain increases in tax basis that occur as a result of Cactus Inc.’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such TRA Holder’s CW Units in connection with CW Unit exchanges or pursuant to the exercise of the CW Unit Redemption Right or the CW Unit Call Right (following the completion of the CC Reorganization and the Merger, CC Units in connection with CC Unit exchanges or pursuant to the exercise of the CC Unit Redemption Right or the CC Unit Call Right), (ii) certain increases in tax basis resulting from the repayment of borrowings outstanding under Cactus LLC’s term loan facility (following the completion of the CC Reorganization and the Merger, Cactus Companies’ term loan facility) and (iii) imputed interest deemed to be paid by Cactus Inc. as a result of, and additional tax basis arising from, any payments Cactus Inc. makes under the TRA. We will retain the benefit of the remaining 15% of the cash savings.
The payment obligations under the TRA are Cactus Inc.’s obligations and not obligations of Cactus LLC or Cactus Companies, and we expect that the payments we will be required to make under the TRA will be substantial. We have determined that it is more likely than not that actual cash tax savings will be realized by Cactus Inc. from the tax benefits resulting from our IPO (and the related transactions), the subsequent follow-on equity offerings and other CC Unit exchanges. Future exchanges of CC Units create additional liability and follow the same accounting procedures. Estimating the amount and timing of payments that may become due under the TRA is by its nature imprecise and the assumptions used in the estimate can change. For purposes of the TRA, net cash savings in tax generally will be calculated by comparing Cactus Inc.’s actual tax liability (determined by using the actual applicable U.S. federal income tax rate and an assumed combined state and local income tax rate) to the amount it would have been required to pay had it not been able to utilize any of the tax benefits subject to the TRA. The amounts payable, as well as the timing of any payments under the TRA, are dependent upon significant future events and assumptions, including the timing of the redemption of CC Units, the price of our Class A Common Stock at the time of each redemption, the extent to which such redemptions are taxable transactions, the amount of the redeeming unit holder’s tax basis in its CC Units at the time of the relevant redemption, the depreciation and amortization periods that apply to the increase in tax basis, the amount and timing of taxable income we generate in the future and the U.S. federal income tax rate then applicable, and the portion of Cactus Inc.’s payments under the TRA that constitute imputed interest or give rise to depreciable or amortizable tax basis.
A delay in the timing of redemptions of CC Units, holding other assumptions constant, would be expected to decrease the discounted value of the amounts payable under the TRA as the benefit of the depreciation and amortization deductions would be delayed and the estimated increase in tax basis could be reduced as a result of allocations of Cactus Companies taxable income to the redeeming unit holder prior to the redemption. Stock price increases or decreases at the time of each redemption of CC Units would be expected to result in a corresponding increase or decrease in the undiscounted amounts payable under the TRA in an amount equal to 85% of the tax-effected change in price. The amounts payable under the TRA are dependent upon Cactus Inc. having sufficient future taxable income to utilize the tax benefits on which it is required to make payments under the TRA. If Cactus Inc.’s projected taxable income is significantly reduced, the expected payments would be reduced to the extent such tax benefits do not result in a reduction of Cactus Inc.’s future income tax liabilities.
It is possible that future transactions or events could increase or decrease the actual tax benefits realized and the corresponding liability from the TRA. Moreover, there may be a negative impact on our liquidity if, as a result of timing discrepancies or otherwise, (i) the payments under the TRA exceed the actual benefits we realize in respect of the tax attributes subject to the TRA or (ii) distributions to Cactus Inc. by Cactus Companies are not sufficient to permit Cactus Inc. to make payments under the TRA after it has paid its taxes and other obligations. The payments under the TRA are not conditional on a holder of rights under the TRA having a continued ownership interest in either Cactus Companies or Cactus Inc.
In addition, although we are not aware of any issue that would cause the Internal Revenue Service (“IRS”) or other relevant tax authorities to challenge potential tax basis increases or other tax benefits covered under the TRA, the TRA Holders will not reimburse us for any payments previously made under the TRA if such basis increases or other benefits are subsequently disallowed, except that excess payments made to any such holder will be netted against payments otherwise to be made, if any, to such holder after our determination of such excess. As a result, in such circumstances, Cactus Inc. could make payments that are greater than its actual cash tax savings, if any, and may not be able to recoup those payments.
The term of the TRA commenced upon completion of our IPO and will continue until all tax benefits that are subject to the TRA have been utilized or expired, unless we exercise our right to terminate the TRA. In the event that the TRA is not terminated, the payments under the TRA, which commenced in 2019, will continue for approximately 20 years after the date of the last redemption of CC Units. Accordingly, it is expected that payments will continue to be made under the TRA for more than 20 years. If we elect to terminate the TRA early (or it is terminated early due to certain mergers, asset sales, other forms of business combinations or other changes of control), our obligations under the TRA would accelerate and we would be required to make an immediate payment equal to the present value of the anticipated future payments to be made by us under the TRA (determined by applying a discount rate equivalent to the 12-month SOFR published by CME Group Benchmark Administration plus 221.5 basis points (the "Agreed TRA Rate")) and such payment is expected to be substantial. The calculation of anticipated future payments will be based upon certain assumptions and deemed events set forth in the TRA, including the assumptions that (i) we have sufficient taxable income to fully utilize the tax benefits covered by the TRA and (ii) any CC Units (other than those held by Cactus Inc.) outstanding on the termination date are deemed to be redeemed on the termination date. Any early termination payment may be made significantly in advance of the actual realization, if any, of the future tax benefits to which the termination payment relates. Assuming no material changes in the relevant tax law, we expect that if the TRA was terminated as of December 31, 2025, the estimated termination payments, based on the assumptions discussed above, would be approximately $251.2 million (calculated using a discount rate equivalent to the Agreed TRA Rate, applied against an undiscounted liability of $348.4 million). A 10% increase in the price of our Class A Common Stock at December 31, 2025 would have increased the discounted liability by $7.6 million to $258.8 million (an undiscounted increase of $11.9 million to $360.3 million), and likewise, a 10% decrease in the price of our Class A Common Stock at December 31, 2025 would have decreased the discounted liability by $7.6 million to $243.6 million (an undiscounted decrease of $11.9 million to $336.6 million).
The TRA provides that in the event that we breach any of our material obligations under the TRA, whether as a result of (i) our failure to make any payment when due (including in cases where we elect to terminate the TRA early, the TRA is terminated early due to certain mergers, asset sales, or other forms of business combinations or changes of control or we have available cash but fail to make payments when due under circumstances where we do not have the right to elect to defer the payment, as described below), (ii) our failure to honor any other material obligation under it or (iii) by operation of law as a result of the rejection of the TRA in a case commenced under the U.S. Bankruptcy Code or otherwise, then the TRA Holders may elect to treat such breach as an early termination, which would cause all our payment and other obligations under the TRA to be accelerated and become due and payable applying the same assumptions described above.
As a result of either an early termination or a change of control, we could be required to make payments under the TRA that exceed our actual cash tax savings under the TRA. In these situations, our obligations under the TRA could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, or other forms of business combinations or changes of control.
Decisions we make in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by the TRA Holders under the TRA. For example, the earlier disposition of assets following a redemption of CC Units may accelerate payments under the TRA and increase the present value of such payments, and the disposition of assets before a redemption of CC Units may increase the TRA Holders’ tax liability without giving rise to any rights of the TRA Holders to receive payments under the TRA. Such effects may result in differences or conflicts of interest between the interests of the TRA Holders and other shareholders.
Payments generally are due under the TRA within five business days following the finalization of the schedule with respect to which the payment obligation is calculated. However, interest on such payments will begin to accrue from the due date (without extensions) of our U.S. federal income tax return for the period to which such payments relate until such payment date at a rate equivalent to the Agreed TRA Rate. Except in cases where we elect to terminate the TRA early or it is otherwise terminated as described above, generally we may elect to defer payments due under the TRA if we do not have available cash to satisfy our payment obligations under the TRA. Any such deferred payments under the TRA generally will accrue interest from the due date for such payment until the payment date at a rate equivalent to the Agreed TRA Rate. However, interest will accrue from the due date for such payment until the payment date at a rate equivalent to the Agreed TRA Rate if we are unable to make such payment as a result of limitations imposed by our credit facility. We have no present intention to defer payments under the TRA.
Because we are a holding company with no operations of our own, our ability to make payments under the TRA is dependent on the ability of Cactus Companies to make distributions to us in an amount sufficient to cover our obligations under the TRA. This ability, in turn, may depend on the ability of Cactus Companies’ subsidiaries to make distributions to it. The ability of Cactus Companies, its subsidiaries and other entities in which it directly or indirectly holds an equity interest to make such distributions will be subject to, among other things, the applicable provisions of Delaware law (or other applicable jurisdiction) that may limit the amount of funds available for distribution and restrictions in relevant debt instruments issued by Cactus Companies or its subsidiaries and other entities in which it directly or indirectly holds an equity interest. Additionally, distributions made by Cactus Companies generally require pro-rata distribution among all its members, which could be significant. To the extent that we are unable to make payments under the TRA for any reason, such payments will be deferred and will accrue interest until paid.
Three of our independent directors, Messrs. McGovern, O’Donnell and Rothstein (directly and through trusts established for the benefit of Mr. Rothstein’s family), have the right to receive payments under the Tax Receivable Agreement in respect of CW Units (now CC Units) owned by them at the time of our IPO that were subsequently redeemed. In 2025, Messrs. McGovern, O’Donnell,and Rothstein received payments, net of administrative fees, under the TRA of approximately $36 thousand, $33 thousand, and $40 thousand respectively. Cactus WH Enterprises, a company controlled by Scott Bender and Joel Bender, received approximately $7.3 million in payments, net of administrative fees, during 2025 under the TRA in respect of CC Units. In addition, Stephen Tadlock and Steven Bender also received payments, net of administrative fees, under the TRA of approximately $6 thousand and $0.5 million, respectively, during 2025 in respect of CC Units.
Registration Rights Agreement
In connection with our IPO, we entered into a registration rights agreement (the “Registration Rights Agreement”) with Cadent Energy Partners II, L.P. ("Cadent"), Cactus WH Enterprises and Lee Boquet. As Cadent no longer owns any “Registrable Securities,” as defined in the Registration Rights Agreement, references herein to the “Registration Rights Holders” refer to Cactus WH Enterprises and Lee Boquet. Pursuant to the Registration Rights Agreement, we agreed to register the sale of shares of Class A Common Stock by the Registration Rights Holders under certain circumstances as described below.
On February 28, 2025, we filed a registration statement on Form S-3 to replace an expiring shelf registration statement to, among other things, permit the resale by the Registration Rights Holders of shares of Class A Common Stock issuable upon the exercise of redemption rights. If at any time we are not eligible to register the sale of our securities on Form S-3, Cactus WH Enterprises will have the right to request three “demand” registrations, provided that the aggregate amount of registrable securities that are requested to be included in such demand registration is at least $25,000,000. Further, the Registration Rights Holders and certain of their assignees will have customary “piggyback” registration rights.
Upon the demand of a Registration Rights Holder, we will facilitate in the manner described in the Registration Rights Agreement a “takedown” of Class A Common Stock off of an effective shelf registration statement. A shelf takedown may take the form of an underwritten public offering provided that the aggregate amount of registrable securities that are requested to be included in such offering is at least $25,000,000.
These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances. Also, any demand for a registered offering or a takedown and the exercise of any piggyback registration rights will be subject to the constraints of any applicable lock-up arrangements. In addition, we may postpone the filing of a demanded registration statement, suspend the initial effectiveness of any shelf registration statement or delay offerings and sales under any effective shelf registration statement for a reasonable “blackout period” not in excess of 90 days if our Board determines that such registration or offering could materially interfere with a bona fide business, acquisition or divestiture or financing transaction or is reasonably likely to require premature disclosure of information, the premature disclosure of which could materially and adversely affect us; provided that we shall not delay the filing of any demanded registration statement more than once in any 12-month period.
We will generally pay all registration expenses in connection with our obligations under the registration rights agreement, regardless of whether a registration statement is filed or becomes effective.
Non-Exclusive Aircraft Lease Agreements
In January 2022, the Company entered into a Non-Exclusive Aircraft Lease Agreement (the “SusieAir Lease”) with SusieAir, LLC (“SusieAir”), an entity wholly owned by Mr. Scott Bender, pursuant to which the Company leases an aircraft, excluding crew, from SusieAir. Under the SusieAir Lease, the aircraft may be subject to use by other lessees. The SusieAir Lease had an initial term of one year and automatically renews for successive one year terms unless either party gives at least 15 days’ advance notice of its intention to terminate the agreement. The SusieAir Lease shall terminate automatically upon a sale or total loss of the aircraft or at any time, upon 30 days’ written notice by either party. The SusieAir Lease generally provides that the Company will indemnify SusieAir from liabilities arising from the operation of the aircraft. Under the agreement, the Company pays SusieAir a base hourly rent of $2,500 per flight hour of use of the aircraft, payable monthly, for the hours of aircraft operation during the prior calendar month. During 2025, total expense recognized in connection with these rentals totaled $0.2 million. As of December 31, 2025, we had no liability outstanding to SusieAir. The Company is also responsible for employing pilots and certain fuel true up fees. Mr. Scott Bender and Mr. Joel Bender reimburse the Company for their personal use of the pilots employed by the Company, paying the Company up to $2,350 per day for their personal use of the pilots employed by the Company, depending on how many company pilots are utilized for the day.
In February 2026, the Audit Committee approved an amendment to the SusieAir Lease to (i) increase the hourly rate paid by the Company to SusieAir from $2,500 to $3,000 per flight hour of use of the aircraft and (ii) to increase the daily rate charged by the Company to Scott Bender and Joel Bender for the use of the pilots employed by Cactus from $2,350 to $3,000.
Employment Agreements
We have entered into employment agreements and non-compete agreements with Scott Bender, our Chief Executive Officer, and Joel Bender, our President. Mr. Tadlock has an agreement providing him severance pay under certain circumstances. For more information, please read “Compensation Discussion and Analysis—Employment, Severance and Change-in-Control Agreements.”

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed PwC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026. The audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2025 was completed by PwC on February 26, 2026.
The Board is submitting the appointment of PwC for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of PwC, the Audit Committee will reconsider the appointment of that firm as the Company’s auditors.
The Audit Committee has the sole authority and responsibility to retain, evaluate and replace our auditors. The stockholders’ ratification of the appointment of PwC does not limit the authority of the Audit Committee to change auditors at any time.
A representative of PwC is expected to be available to answer appropriate questions at the Annual Meeting and will have the opportunity to make a statement if he or she so desires.
Audit and Other Fees
The table below sets forth the aggregate fees billed or expected to be billed by PwC, our independent registered public accounting firm, for services rendered for each of the last two fiscal years:

	2025	2024
	(in thousands)
Audit Fees(1)	$2,542	$2,378
Audit-Related Fees(2)	2	2
All Other Fees(3)	10	76
Total	$2,554	$2,456
(1)    Audit fees consist of the aggregate fees billed or expected to be billed for professional services rendered for (i) the audit of annual financial statements, (ii) reviews of our quarterly financial statements, (iii) statutory audits, (iv) research necessary to comply with generally accepted accounting principles and (v) other filings with the SEC, including consents and comfort letters.
(2)    Audit-related fees represent subscription fees to access the PwC Audit Disclosure Checklist.
(3)    All other fees consist of fees related to a Texas sales tax audit of FlexSteel prior to Cactus’ acquisition, for which the FlexSteel seller is obligated to reimburse the company.
The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of our independent registered public accounting firm’s audit, audit-related, tax and other services. During 2025 and 2024, all audit and non-audit services were pre-approved by the Audit Committee.
Vote Required
Approval of Proposal TWO requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to be voted on the matter at the Annual Meeting. Broker non-votes are not taken into account in determining the outcome of this proposal, and abstentions will have the effect of a vote against this proposal.

Recommendation
The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026.

AUDIT COMMITTEE REPORT
The Audit Committee’s principal purpose is to assist the Board with its responsibilities related to the oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of our independent registered public accounting firm, and (iv) the effectiveness and performance of our internal audit function.
Our management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles and system of internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, auditing our internal control over financial reporting and issuing reports thereon. While the Audit Committee has the responsibilities set forth in its charter and our management and independent registered public accounting firm are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our consolidated financial statements are complete and accurate or in accordance with generally accepted accounting principles and applicable laws, rules and regulations.
In performing its oversight role, the Audit Committee has reviewed and discussed with our management and independent registered public accounting firm the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in our consolidated financial statements. The Audit Committee has also evaluated the qualifications, independence and performance of our independent registered public accounting firm, considering a number of factors, including the historical and recent performance of the firm and lead partner, its internal quality control procedures, its knowledge of our operations and industry, relationships that may impact its independence, and external data relating to audit quality and performance. The Audit Committee recognizes the importance of maintaining the independence of our independent registered public accounting firm, in both fact and appearance.
The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received the written disclosures and the written statement from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence. In years where there is a provision of non-audit services, the Audit Committee will consider whether the provision of such services is compatible with maintaining our independent registered public accounting firm’s independence.
Based on the reviews and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to herein and in its charter, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2025 be included in our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 26, 2026.

Audit Committee of the Board of Directors of Cactus, Inc.
Alan Semple (Chairman) Melissa Law Michael McGovern Tym Tombar

PROPOSAL THREE: ADVISORY (NON-BINDING) VOTE APPROVING COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

We are providing our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as reported in accordance with the rules and regulations of the SEC in the "Compensation Discussion and Analysis" section of this Proxy Statement. This advisory vote is often referred to as the “say-on-pay” vote and allows our stockholders to express their views on the overall compensation paid to our named executive officers. Our company values the views of its stockholders and is committed to the efficiency and effectiveness of our company’s executive compensation program.

Our most recent advisory vote on the compensation of our named executive officers was held at our 2025 annual meeting of stockholders, at which stockholders representing approximately 99% of the shares of our Class A Common Stock and Class B Common Stock present or represented by proxy at the 2025 annual meeting of stockholders voted to approve our executive compensation as disclosed in our proxy statement for our 2025 annual meeting of stockholders. We currently conduct advisory votes on the compensation of our named executive officers every year.

The Board is asking stockholders to approve on an advisory, non-binding basis, the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the tabular and narrative disclosure set forth in this Proxy Statement under “Compensation Discussion and Analysis.”

Vote Required

The approval, on a non-binding, advisory basis, of the compensation of our named executive officers as reported in this Proxy Statement requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to be voted on the matter at the Annual Meeting. Abstentions will have the effect of a vote against the proposal. Broker “non-votes” will have no legal effect on this proposal.

As an advisory vote, Proposal THREE is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, and will not require the Board or the Compensation Committee to take any specific action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers. In particular, to the extent there is any significant vote against our named executive officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR the non-binding proposal to approve the compensation of our named executive officers.

STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES
For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2027 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals are due 120 days before the anniversary of the date we release our proxy materials for the prior year, which means such proposals must be received by us at our principal executive offices (Cactus, Inc., 920 Memorial City Way, Suite 300, Houston, Texas 77024, Attn: Corporate Secretary), no later than December 1, 2026; however, if we hold our 2027 Annual Meeting of Stockholders more than 30 days before or after the anniversary of this year’s meeting, such proposals will be due within a “reasonable time” before we begin to print and send the proxy materials for our 2027 Annual Meeting of Stockholders.
Pursuant to the proxy access provision in our bylaws, in order for a stockholder or group of stockholders to include a director nominee in the Company’s proxy materials for the 2027 Annual Meeting of Stockholders, notice of the proxy access nomination must be delivered to our principal executive offices (Cactus, Inc., 920 Memorial City Way, Suite 300, Houston, Texas 77024, Attn: Corporate Secretary) not earlier than the close of business on October 30, 2026 and not later than the close of business on December 1, 2026, and the nomination must otherwise satisfy the requirements in our bylaws.
Any stockholder of the Company who desires to submit a proposal for action, including a director nominee, at the Company’s 2027 Annual Meeting of Stockholders but not for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 of the Exchange Act or pursuant to proxy access as discussed above, must submit such proposal to the Company at our principal executive offices and to be timely, such notice shall be delivered to our Corporate Secretary not earlier than the close of business on January 12, 2027 and not later than the close of business on February 11, 2027. We will only consider proposals that meet the requirements of the applicable rules of the SEC and our Bylaws.
It is the responsibility of the Nominating and Governance Committee to identify, evaluate and recommend to the Board the director nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board that may occur between annual meetings.
To be nominated to serve as a director, a nominee need not meet any specific, minimum criteria; however, in identifying candidates for membership on the Board, the Nominating and Governance Committee will take into account all factors it considers appropriate, which may include (a) individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially and (b) all other factors that the Nominating and Governance Committee considers appropriate, which may include age, diversity of background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. The Nominating and Governance Committee may also consider the extent to which the candidate would fill a present need on the Board. When evaluating whether to re-nominate existing directors, the Nominating and Governance Committee considers matters relating to the retirement of current directors, including term limits or age limits, as well as the performance of such directors.
While the Board and the Nominating and Governance Committee does not have a formal policy on diversity, they will endeavor to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Board and the Nominating and Governance Committee believe that the Board is so balanced, due to the representation on the Board of members having experience in the oil and gas industry, accounting and investment analysis, and legal and corporate governance, among other areas. The Nominating and Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status. The Committee will actively seek to include diverse candidates in the pool of candidates from which a nominee will be chosen to fill any Board vacancies.

The Nominating and Governance Committee may also, in its discretion, retain and pay fees to a search firm to provide additional candidates. The Nominating and Governance Committee will evaluate director nominees proposed by stockholders on the same basis as recommendations received from any other source.
With respect to each such nominee, the following information must be provided to the Company with the written nomination:
•the name and address of the nominating stockholder, as they appear on the Company’s books;
•the nominee’s name and address and other personal information;
•a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder or beneficial owner and each proposed nominee;
•a completed and signed questionnaire, representation and agreement, pursuant to the Company’s Bylaws, with respect to each nominee for election or re-election to the Board; and
•all other information required to be disclosed pursuant to the Company’s Bylaws and Regulation 14A of the Exchange Act.
Further, the Company may require any proposed director nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Board or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
In addition, a stockholder who intends to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19 of the Exchange Act.
The Company suggests that any such proposal be sent by certified mail, return receipt requested.

SOLICITATION OF PROXIES
The Company is soliciting proxies by means of our proxy materials on behalf of the Board. Solicitation of proxies may be made via the Internet, by mail or by personal interview by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Common Stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. The Company will bear all costs of solicitation.

STOCKHOLDER LIST
In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Houston, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

ADDITIONAL INFORMATION
We file periodic reports, proxy materials and other information with the SEC. You may also inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Additional information can also be found on our website at www.cactuswhd.com. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.) If you would like to receive a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, or any of the exhibits listed therein, please submit a request in writing to: Investor Relations, Cactus, Inc., 920 Memorial City Way, Suite 300, Houston, Texas, and we will provide you with the Annual Report without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).
The charters for our Audit Committee, our Compensation Committee and our Nominating and Governance Committee, as well as our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, are available in the “Investors” section of our website (www.cactuswhd.com) under the heading “Governance & Sustainability Documents” and are also available in print without charge upon written request to us at the address above.

OTHER MATTERS
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

DIRECTIONS TO ANNUAL MEETING

The Annual Meeting will be a completely virtual meeting conducted exclusively via a live webcast at www.virtualshareholdermeeting.com/WHD2026. You will be able to attend the Annual Meeting virtually, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/WHD2026 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials or on your proxy card or voting instruction form.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 11, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WHD2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 11, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by May 11, 2026.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V91621-P47259 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CACTUS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Class II and Class III Directors

Class II Nominees:	For	Against	Abstain
1a. Joel Bender	☐	☐	☐
1b. Alan Semple	☐	☐	☐
1c. Tana Utley	☐	☐	☐
Class III Nominees:	**For**	**Against**	**Abstain**
1d. Scott Bender	☐	☐	☐
1e. Gary Rosenthal	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V91622-P47259

CACTUS, INC.
Annual Meeting of Stockholders
May 12, 2026 9:00 AM Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Scott Bender and William Marsh, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of Cactus, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 9:00 AM, Central Time on May 12, 2026, virtually at www.virtualshareholdermeeting.com/WHD2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein and in the proxies' discretion on any other matters coming before the annual meeting or any adjournment or postponement thereof. If no such direction is made, this proxy will be voted "FOR" the election of all the nominees under proposal 1 and "FOR" proposals 2 and 3. Please refer to the Company's proxy statement for a discussion of each proposal. In the event that any of the nominees named herein becomes unable to serve, or for good cause will not serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.

Continued and to be signed on reverse side